FRANCHISE AGREEMENT

Mike's Master Mechanics

FRANCHISE AGREEMENT

THIS AGREEMENT, entered into this ________ day of __________, 20__, by and between MK Automotive, Inc., a Nevada Corporation dba Mike's Master Mechanics with its principal place of business located at 5833 W. Tropicana Ave. Las Vegas, Nevada 89103 (hereinafter, "Franchisor"), and

[redacted] (hereinafter, "Franchisee").

Both Parties' herein acknowledge:

THE FRANCHISOR:

a. has developed, managed and operated a business and business system (the "Business", "Mike's Master Mechanics") that offers and sells general automotive related services and repairs ("Approved Products and Services"), and includes management programs, brand standards, service programs, business methods, product specifications and proprietary marks and information. The business system provides for business management, sales promotion, advertising programs, Franchisee training, business administration, business operations methods and other procedures and methods related to the operation of the business. These business systems, methods, processes and programs are hereinafter referred to as the "Mike's Master System";

b. is the owner of the Proprietary Marks, as are now specified or as may be hereafter designated as a part of the Mike's Master Mechanics and not thereafter withdrawn;

c. grants to qualified persons the right to become a "Mike's master Mechanics" Franchisee, provides on-going support, training and assistance to Franchisees utilizing its business systems, formats, methods, specifications, standards, operating procedures, operating assistance, and Proprietary Marks

THE FRANCHISEE:

a. desires to enter into the business of owning and operating a Franchised Business in accordance with the System and wishes to obtain a franchise from the Franchisor for that purpose, as well as to receive the training and other assistance provided by the Franchisor in connection therewith;

b. understands and acknowledges the importance of, and benefits to be derived from, the System, as well as the Franchisor's high standards of quality and service and the necessity of operating the Franchised Business hereunder in conformity with the Franchisor's standards and specifications;

c. acknowledges that this Agreement places detailed obligations on Franchisee, including adherence to Franchisor's reasonable present and future requirements regarding facilities, equipment, suppliers, operating procedures, management protocols and procedures, merchandising strategies, sales promotion programs and related matters. Franchisee acknowledges that future improvements, changes and developments in the System may require additional expense to be undertaken by Franchisee.

THEREFORE, for and in consideration of the mutual undertakings, covenants, premises and commitments contained hereinabove both Parties' agree as follows:

ARTICLE I

DEFINITIONS

1.1 In addition to any other terms defined in this Agreement, the following definitions shall govern this Agreement:

1.1.1 "Agreement" means this document, including all exhibits hereto and documents referenced and incorporated herein, and any documents or agreements modifying the System.

1.1.2 "Copyrights" means all work rendered in a tangible medium of expression as defined under U.S. Copyright Law, 17 U.S.C. Sec. 101, et seq., that relates to the Franchised Business, whether published or unpublished, whether confidential or not, whether created by Franchisor or one (1) or more of its franchisees, assigned hereunder to and owned by Franchisor and licensed for use by Franchisee as part of the Franchised Business under this Agreement, including without limitation, the Confidential Operations Guide.

1.1.3 "Franchised Business" means the System as licensed to the Franchisee hereunder to use from Franchisee's Facility or Approved Location.

1.1.4 "Know How" means Franchisor's: (a) trade secrets and know-how, whether existing now or created during the term of this Agreement by Franchisor and/or one (1) or more of its franchisees (and assigned back to Franchisor), as conveyed to Franchisee, that relates to the Franchisor's services and/or processes, marketing practices, and business methods, affairs, tools and techniques, as well as including its customer or prospective customer lists and trade relationships including pricing information, which tends to give Franchisor and its network of franchisees a competitive edge over others who provide the same or similar products or services in the field of automotive repair and maintenance; (b) inventions that may be protected by the filing of U.S. patent applications under Title 35 of the United States Code and/or foreign statutory counterparts; and (c) all unpublished or otherwise confidential work that has been rendered and "work made for hire" protected under Title 17 of the United States Code and other applicable foreign copyright statutes. Know How need not take the form of any particular tangible medium of expression, but may also be found or contained in the form of records, digital media, papers, photographs, catalogs, books, manuals, guides, videotapes and computer files.

1.1.5 "Proprietary Marks" means all the trademarks, service marks, logos, emblems, and indicia of origin licensed to and used or contemplated to be used by Franchisor and/or one (1) or more of its franchisees, including, but not limited to, the trade dress, the mark and logo of "Mike's Master Mechanics", and other such trade names, service marks and trademarks as may be designated now or hereafter by the Franchisor.

1.1.6 "Proprietary Properties" means the Copyrights, Know How, and Proprietary Marks.

1.1.7 "Products and Services" means automotive repair, service, parts and accessories installation, replacement, maintenance and upgrades.

1.1.8 "Protected Territory" means the territory granted to Franchisee as described on Exhibit "A" hereto.

ARTICLE II

GRANT OF FRANCHISE AND LICENSE

2.1 Subject to the provisions of this Agreement and all documents or other agreements ancillary thereto (the "Agreement"):

2.1.1 Franchisor hereby grants to Franchisee, and Franchisee hereby accepts, the franchise and license to operate a Franchised Business in accordance with Franchisor's specifications and subject to Franchisor's approval.

2.1.2 Franchisee agrees to use the Proprietary Properties solely for the Franchised Business and for no other purpose.

ARTICLE III

TERM AND RENEWAL

3.1 Term: The term of this Agreement shall be ten (10) years commencing on the date hereof, unless sooner terminated in accordance with the provisions of this Agreement (the "Initial Term").

3.2 Renewal Term: If Franchisee shall have complied with the conditions for renewal set forth below, Franchisee shall have the right, but not the obligation, to enter into a renewal Franchise Agreement for additional ten (10) year terms (the "Renewal Term").

3.3 Requirements for Renewal: Franchisee's right to enter into the Renewal Term is contingent upon Franchisee's fulfillment of the following conditions:

3.3.1 Upon Franchisee's exercise of such right and at the commencement of any Renewal Term, Franchisee shall have fully performed all of his/her obligations under the Agreement.

3.3.2 Franchisee, at the commencement of a Renewal Term, shall satisfy: (i) Franchisor's then-current standards applicable to the System; (ii) the requirements of the then-current Franchise Agreement and all other agreements ancillary thereto; (iii) Franchisor's training requirements, including Franchisee's demonstrable ability to perform all services which are part of the System at the time of renewal; (iv) the standards set forth in Franchisor's then-current Confidential Operations Guide (the "Guide"); and (v) Franchisor's requests for disclosure of or access to information requested by Franchisor to evaluate Franchisee's ability to perform.

3.3.3 Franchisee shall be in compliance with Franchisor's then-current qualification and training requirements as set forth in the Guide or elsewhere.

3.4.1 The terms of any renewal Franchise Agreement may differ from the terms of this Agreement. Such differences may include a change in the percentage royalty fee imposed upon Franchisee for any such Renewal Term.

3.4.2 Franchisee shall exercise his/her right to renew for a Renewal Term in the following manner:

(a) Not less than one hundred eighty (180) days, but no more than two hundred forty (240) days, prior to the expiration of the Initial Term, Franchisee shall, by written notice, inform Franchisor of his/her intention to exercise his/her renewal right.

(b) Within thirty (30) days after receipt of Franchisee's request, Franchisor shall deliver to Franchisee a copy of its then-current Disclosure Document (including its then-current Franchise Agreement),

(c) After Franchisee receives the Agreements, Franchisee shall, by written notice within thirty (30) days, notify Franchisor as to whether or not he/she elects to execute the then-current Franchise Agreement.

3.5 Notice Requirement: If applicable law requires that Franchisor give notice of expiration to Franchisee prior to the expiration of the Initial Term, this Agreement shall be deemed to remain in effect on a month-to-month basis until Franchisor has given to Franchisee that notice of expiration so required and the applicable period required to pass before the notice becomes effective shall have expired.

ARTICLE IV

FRANCHISOR'S RESERVED RIGHTS

4.2 Franchisor reserves the right: (i) of ownership in, and control over the Proprietary Properties; (ii) to grant additional franchises, whether similar or dissimilar to the franchise granted hereby, anywhere it deems reasonably appropriate; (iii) to engage fully and freely and without limitation in each and every aspect of the business of selling related services, products and equipment; (iv) to offer to the public-at-large, separately, jointly or with others, all related services and/or products of every type and kind; and (iv) to employ and exploit the Proprietary Marks, Copyrights, and Know How in connection therewith.

4.21 Except for Franchisee's Protected Territory, Franchisor reserves the right to establish or operate, or license any other franchisee to establish or operate, a Franchised Business at any location.

(a) to establish and operate, and grant rights to other franchise owners to establish and operate, Franchised Businesses or similar businesses at any locations and on any terms and conditions Franchisor deems appropriate outside of the Protected Territory;

(b) to offer any products and related services identical or similar to, or dissimilar from, those Franchisee's Business sells, whether identified by the Proprietary Marks or other trademarks or service marks through any distribution channels Franchisor thinks best (including the Internet);

(c) to offer any products and related services through any distribution channels Franchisor thinks best (including, but not limited to, the Internet), wherever located or operating;

(d) to purchase or otherwise acquire the assets or controlling ownership of one (1) or more businesses identical or similar to the Franchised Business (and/or franchise, license, and/or similar agreements for such businesses), some or all of which might be located anywhere;

(e) to engage in any other business activities not expressly prohibited by this Agreement, anywhere.

4.31 Franchisor retains the right under all circumstances to provide any services to any National or Regional Account location, wherever operated, provided, however, that where Franchisee has exclusive authority under this Agreement to offer and sell through his/her Business the services that Franchisor would like to provide to the National or Regional Account's locations, Franchisor first will offer Franchisee the opportunity to provide those services to the locations of the National or Regional Account on the terms and conditions that Franchisor has established with the National or Regional Account. If Franchisee fails to accept the offer in the manner Franchisor specifies, Franchisor has the right, or may authorize other franchisees or third parties, to provide those services to the locations of the National or Regional Account. The term "National or Regional Account" means any customer that has employees or clients in two (2) or more locations or which maintains a service agreement with Franchisor. Nothing in this paragraph is intended to require Franchisee to participate in any National or Regional Account program. Franchisee is not permitted to negotiate cost of any services to be provided to the National or Regional Account without Franchisor's prior consent.

ARTICLE V

DUTIES OF FRANCHISOR

5.1.1 Franchisor shall, in conjunction with Franchisor's training program and in conformity with the terms and conditions of this Agreement, provide to Franchisee one (1) copy of Franchisor's Confidential Operations Guide(s) (the "Guide"). Use of any part or all of the Guides shall be only as permitted under this Agreement and during the term thereof.

5.1.2 At Franchisor's option, Franchisor may post the Guide and other communications on a restricted intranet or other website to which Franchisee will have access. If Franchisee does so, Franchisee must periodically monitor the site for any updates to the Guide or other standards, specifications and procedures. Any passwords or other digital identifications necessary to access the Guide on such a site will be deemed to be part of the Confidential Information. Further, Franchisee agrees that he/she will establish the channels of communication with Franchisor and his/her customers as required by Franchisor from time to time, including e-mail, internet and other electronic forms of communication, and that he/she will acquire and maintain any computer or other components necessary for the transmission of such communications.

5.1.3 At Franchisor's option, Franchisor may establish one or more websites to advertise, market and promote the Franchised Business, the services they offer and sell, and/or the Mike's Master Mechanics Business franchise opportunity. If Franchisor establishes such a website, Franchisor may designate a web page within the website for each location. Franchisor may implement and periodically modify standards for any such website and individual web pages. Franchisee will not establish a website for his/her Franchised Business, other than the web page(s) designated by the Franchisor without written approval.

5.1.4 Franchisor may maintain a toll-free number to route incoming service calls based on the caller's area or market. Franchisee shall assume the cost of any such calls forwarded to him/her at Franchisor's then-current toll-free number rollover fee.

5.2 Additional Materials. In addition to any other training offered to Franchisee, Franchisor may from time to time furnish to Franchisee other documents and things comprising Copyrights or Know How, including instructions, data, materials, forms or other information developed by Franchisor in connection with the operation of the System. Franchisor shall have the right to incorporate such matters in its Guide and Franchisee shall be required to conduct the operations of the Franchised Business in accordance therewith.

5.3 Initial Training. With respect to new franchisees (and not renewal franchisees), within ninety (90) days after the execution of this Agreement, Franchisor will offer and Franchisee is thereafter recommended to complete an initial management training program (the "Training Program") at Franchisor's headquarters, or at such location(s) as Franchisor shall designate. Such training program will include training regarding operational, management and marketing training pertaining to the System. The Training Program will be offered to the Franchisee only. If the Franchisee is a corporation, a limited liability company or a partnership, its duty to complete the Training Program shall be discharged by the completion of such Training Program by a controlling shareholder, managing member or majority partner.

5.3.2 Franchisor reserves the right to determine the subject matter and content of its Training Program.

5.3.3 Franchisor shall provide such additional advisory assistance and training as Franchisor deems advisable in the operation of the System, on such terms and conditions as Franchisor determines and sets forth in its Guide or otherwise. Franchisor may, in its sole and exclusive discretion, cause its representatives to telephone or visit Franchisee from time to time for the purpose of rendering advice and consultation with respect to the operation of the Franchised Business, assessing Franchisee's overall performance and determining whether Franchisee is conducting the Franchised Business in compliance with the standards of the System. Franchisee shall comply with all such requests and visitations, and provide all information requested.

5.3.5 In the event of a valid and complete assignment of the Franchised Business by Franchisee to a third party (as provided for hereafter), Franchisor shall train such third party designated by it in the same manner and under the same circumstances as those described above, except that the new franchisee must pay to Franchisor its then-current training fee for each individual required or designated to be trained (in addition to any fees or other requirements attendant to the assignment).

5.3.6 In the event Franchisee hires any personnel to sell Products and Services pursuant to the requirements of this Agreement and the specifications set forth in the Guide, such personnel may be required to attend and successfully complete, at Franchisee's cost and expense (including Franchisor's then-current training fee), Franchisor's training program before performing such services. .

5.3.7 Franchisor may waive the training requirements of any personnel if it shall determine, in its sole discretion, that any such personnel has the skill, experience and/or training necessary to operate in accordance with the System.

5.3.8 If Franchisee requests additional training, Franchisee shall reimburse Franchisor for its costs in providing such training. Franchisor will determine the cost on a per person basis based upon the instructor's fee and the travel, lodging, food and materials costs associated with the training topic.

5.4 Compliance with Manuals / Guides. In order to maintain uniformity of concept and quality, all proprietary materials and forms used by Franchisee shall be purchased from Franchisor or approved vendor in accordance with the terms and procedures set forth in the Guide. The use or sale of unapproved products or services shall constitute a material and incurable breach of this Agreement.

5.4.1 Franchisor shall, at all times during the term of this Agreement, provide information pertaining to sources of supply of any products or materials which may be used in the System.

5.5 Computer Hardware. You are required to lease or purchase computer hardware matching the specification needed to support our proprietary store management software. This software is used to maintain and store all sales, financial, marketing, client, management and other location business information. In addition each store is required purchase or lease two other specific pieces of computer equipment, these are the Mitchell On-Demand Diagnostic

Repair Computer System; and a Snap-On Vehicle Diagnostic Code Scanner. Each store must maintain a minimum of 1.5mb high speed internet connection for use and operations of these tools.

5.6 Pricing. Franchisor shall advise Franchisee, from time to time, concerning the minimum and maximum prices which Franchisee should charge the customers for the products and services provided under the System. Such advice is to enhance interbrand competition and would provide certain economic benefits to Franchisee's customers. Nothing contained herein shall be deemed a representation by Franchisor that if Franchisee follows such advice he/she will, in fact, generate or optimize profits. Franchisee is obligated to inform Franchisor of all prices charged for services and products sold by Franchisee and to inform Franchisor of any modifications of Franchisee's prices.

5.8 Force Majeure. Delays in the performance by Franchisor or its designee of any obligations hereunder which are not the fault of or within the reasonable control of Franchisor including, without limitation, fire, flood, natural disasters, acts of God, governmental acts or orders, or civil disorders, shall not give rise to a default by Franchisor hereunder. Rather, Franchisee shall be required to extend the time of performance of any such obligations for the period of such delay or for such other reasonable period of time as may be appropriate in the circumstances.

5.9 Intranet. Franchisor may produce and distribute communications to its franchisees via its intranet system and all franchisees must subscribe to this intranet service.

5.10 Refresher Training. To develop and maintain cooperation and friendship with other franchisees, to enhance the ability to operate the Mike's Master Mechanics Business properly, to learn the most recent developments in business methods and to take instructions from Franchisor on new or revised procedures or requirements, Franchisee shall be required to attend refresher training courses lasting up to five (5) days selected by Franchisor for franchisees, to be held at a location to be determined by Franchisor. Refresher training may be conducted via (or may include) video conferencing and/or internet-based training.

5.10.1 Franchisee will pay the costs of the personnel and their expenses in conducting such refresher training program, and Franchisee shall be responsible for his/her own travel expenses, meals and lodging, including those of his/her Manager(s), if any. However, Franchisor shall be under no obligation to conduct such program until, in Franchisor's discretion, it is advisable to do so.

5.10.2 Franchisor may organize an annual business meeting or convention for up to three (3) days. If Franchisor determines to hold such a meeting or convention, Franchisee and/or his/her Manager(s), if any, shall be requested to attend this meeting and shall be responsible for his/her own travel expenses, meals and lodging.

5.11.1 Franchisee Directory. To assist Franchisee in maintaining contact with other franchisees, Franchisor may publish, from time to time, a directory of the names, addresses and telephone numbers of every franchisee in the System.

5.12 Installation and Service Requests. In the event Franchisor receives any installation or service requests via its website, or by other means, which are from potential customers who are physically located within any franchisee's protected territory, Franchisor shall direct such orders to such franchisees. If Franchisee is unable to complete such request for installation or service requests to the customer within its Protected Territory, Franchisor shall have the right to fulfill such order itself or direct same to another franchisee, without compensating Franchisee for his/her failed efforts.

5.13 Franchisor will publish and distribute from time to time a supply Guide suggesting sources of supply for forms, signs, cards, stationery and other items necessary to operate the Franchised Business. The suggested source of supply for items may be Franchisor, an affiliate of Franchisor or an independent supplier. Franchisee may purchase supplies either from a source of supply suggested by Franchisor or from any other supplier which can first demonstrate to the satisfaction of Franchisor that its products or services meet the specifications established from time to time by Franchisor. The Franchisor or its affiliate may be the sole supplier of certain proprietary equipment recommended to be purchased and maintained by Franchisee.

ARTICLE VI

CONFIDENTIAL OPERATIONS GUIDE

6.1 Confidential Information Franchisee shall at all times treat the Guide(s), any other Guides created for or approved for use in the operation of the Franchised Business, and the information contained therein as confidential Know How, and shall use all efforts to maintain such information as secret and confidential in accordance with the terms and conditions governing Know How and Copyrights, including, without limitation, the following: Franchisee shall not, at any time, without the Franchisor's prior written consent, copy, duplicate, record, or otherwise reproduce the foregoing materials, in whole or in part, nor otherwise make the same available to any unauthorized person.

6.2 Sole Property of Franchisor. The Guide(s) shall at all times remain the sole property of the Franchisor, and shall be returned to the Franchisor immediately upon expiration or termination of this Agreement.

6.3 Revisions. The Franchisor may, from time to time, revise the contents of the Guide when it reasonably considers such revisions to be necessary to improve or maintain the standards of the System and Franchisee expressly agrees to comply with each new or changed standard, provided, however, that such revisions are made for all franchisees and are reasonable in nature. Any revisions to the contents of the Guide shall be deemed effective seven (7) days after the date of mailing or providing same electronically of such revisions to Franchisee, unless otherwise specified by the Franchisor.

6.4 Franchisee to Keep Current. Franchisee shall at all times ensure that his/her copy of the Guide is kept current and up to date, and in the event of any dispute as to the contents of the Guide, the terms of the master copy of the Guide maintained by the Franchisor at its home office shall be controlling. All changes and revisions shall be dated and numbered by the Franchisor. The Franchisee shall receive one (1) copy of the Guide for operations purposes. Franchisor will charge a replacement fee of One Hundred Dollars ($100) per Guide for any replacement Guide requested by Franchisee.

6.5 Modification of Standards. Franchisor and Franchisee acknowledge there may be circumstances that require the Franchisee to modify the implementation of the standards and guidelines set forth in the Guide. The Franchisor and Franchisee recognize the Guide is an operational guideline for conducting the Franchisee's business operations and, although the Franchisee shall use his/her best efforts to faithfully follow the standards and guidelines set forth in the Guide, the Franchisor shall be permitted to modify the operational standards and guidelines so that Franchisee's business is best served.

6.6 Improvements. To the extent that any improvements, inventions or discoveries are made by Franchisee, or Franchisee's employees or agents, during the course of this Agreement and relating to the Proprietary Properties or System ("improvements"), such improvements shall be deemed assigned to and owned by Franchisor for the purpose of improving the entirety of the franchised network and the provision of services in accordance with the System. All documents and other information concerning any such improvements shall be disclosed to Franchisor promptly after creation or invention. Franchisor shall, in its sole discretion, decide whether such improvements are worthy of inclusion in the System and the best and most practical method of implementation and protection. Franchisee shall execute all documents reasonably necessary to perfect Franchisor's ownership in and to any such improvements and shall cooperate with Franchisor in the creation, implementation, use and protection thereof.

ARTICLE VII

PROPRIETARY MARKS, TRADE NAMES AND COPYRIGHTED MATERIALS

7.1 Franchisor is the licensee of the owner of the Proprietary Marks. The license granted to Franchisee in Section 2.1 thereof does not grant Franchisee any right, title or interest, at law or in equity, in or to any of the Proprietary Properties, including the Proprietary Marks, Copyrights, and Know How, except as provided by said license. Further, such license applies only to those portions of the Proprietary Properties which have been, or may be, designated in writing by Franchisor for use by Franchisee in conjunction with the operation of the Franchised Business. Franchisee shall not represent to others, or conduct himself/herself in any manner that might indicate to others, that he/she possesses any other legal or equitable rights in or to the Proprietary Properties by virtue of the license granted hereunder. Execution of this Agreement by Franchisee shall further set forth Franchisee's consent

that the Proprietary Marks, Copyrights and Know How are valid and enforceable (without defense or recourse). Franchisee represents and warrants that he/she will not attack the validity or enforceability of any of the Proprietary Properties, or assist another in any such attack, during the course of this Agreement or thereafter. The terms of this paragraph shall survive termination or expiration of this Agreement for any reason, in addition to any of the other remedies or survival provisions otherwise contained herein.

7.2 Quality Standards. Franchisee agrees that the nature and quality of: all services rendered by Franchisee in connection with Franchisor's Proprietary Marks; all goods sold by Franchisee under Franchisor's Proprietary Marks; and all related advertising, promotional and other related use of Franchisee's Proprietary Marks by Franchisee shall conform to standards set by and be under the control of Franchisor.

7.3 Quality Maintenance. Franchisee agrees to cooperate with Franchisor in facilitating Franchisor's control of the nature and quality of Franchisor's Proprietary Marks, to permit reasonable inspection of Franchisee's operation, and to supply Franchisor with specimen of all uses of Franchisee's Proprietary Marks upon request. Franchisee shall comply with all applicable laws and regulations and obtain all appropriate government approvals pertaining to the sale, distribution and advertising of services and goods which may be covered by this agreement.

7.4 No Act in Derogation. Franchisee shall not do or permit any act in derogation of any of the rights of Franchisor to its Proprietary Properties.

7.5 No Dispute. Franchisee shall not contest or dispute Franchisor's title to any part or all of the Proprietary Properties.

7.6 Use of Proprietary Properties. Franchisee shall use the Proprietary Properties solely in accordance with this Agreement and the Guide. Franchisee agrees to use Franchisor's Proprietary Marks only in the form and manner and with appropriate legends as prescribed from time to time by Franchisor, and not to use any other service marks or trademark in combination with any of Franchisor's Proprietary Marks without prior written approval of Franchisor.

7.7 Identification of Franchisee. Franchisee shall not use the Proprietary Properties, or any words, phrases, symbols, trade dress, colors, logos or materials which Franchisor deems confusingly similar thereto, in his/her trade name (or for any other purpose) without Franchisor's prior written approval.

7.8 Discontinuance of Use. In addition to all post-termination provisions contained in this Agreement, Franchisee agrees that after the expiration or termination of this Agreement, Franchisee shall discontinue the use of the telephone number(s) of the Franchised Business and shall not advertise in any telephone directory under the name "Mike's Master Mechanics" or any other name, phrase or logo used by the System, shall discontinue use of any or all of the Proprietary Properties, and not use any words, phrases, logos, designs, colors, trade dress or the like that in any manner may cause customer confusion, or resemble, be confusingly similar to, or be a colorable imitation of the Proprietary Properties. Additionally, upon demand of the Franchisor, Franchisee shall direct his/her local telephone company to transfer such telephone number(s) to Franchisor or its designee. If Franchisee fails promptly to direct his/her telephone company to affect such transfer, Franchisee hereby irrevocably appoints Franchisor as his/her attorney-in-fact to so act.

7.9 Franchisor to Defend. If Franchisee receives notice of or learns of any actual or potential claim, suit or demand that has been or may be asserted against him/her or Franchisor involving any alleged infringement, unfair competition, or similar matter relating to the use of the Proprietary Properties, Franchisee shall promptly notify Franchisor of any such actual or potential claim, suit or demand. Thereupon, Franchisor shall promptly take such action as it may deem necessary to address any such claim. Franchisor shall have the sole right to defend compromise or settle any such claim, using attorneys of its own choosing, and Franchisee agrees to cooperate fully with Franchisor in connection with the defense of any such claim. Franchisor shall protect, defend and indemnify Franchisee in connection with such claim unless the claim, suit or demand arises out of or relates to Franchisee's use of the Proprietary Properties in violation of this Agreement, the Guide or otherwise.

7.10 Notification of Infringement. If Franchisee learns of any unauthorized use of the Proprietary Properties, Franchisee shall promptly notify Franchisor of the facts relating to such alleged infringing use. Franchisor shall, determine whether or not to take any action with respect to such information. Franchisee shall have no right to take any action with respect to any unauthorized use of the Proprietary Properties without the prior written consent of Franchisor.

7.11 If it becomes advisable at any time, in the discretion of Franchisor, to modify or discontinue use of any aspect of the Proprietary Properties and/or to adopt or use one or more additional or substitute items, then Franchisee shall be obligated to comply with any such instruction by Franchisor. Franchisee waives any claim arising from or relating to any change, modification or substitution to the Proprietary Properties.

ARTICLE VIII

PAYMENTS TO FRANCHISOR

8.1 Initial Franchise Fee. Upon execution of this Agreement and to initiate the franchise rights conveyed hereunder, Franchisee shall pay to Franchisor an Initial Franchise Fee of Thirty Thousand Dollars ($30, 000). The Initial Franchise Fee shall be paid in a lump sum upon execution of this Agreement and is deemed fully earned upon execution of this Agreement. In the event Franchisor does not accept Franchisee's application to own a Franchised Business, the Initial Franchise Fee shall be fully refundable.

8.2 Continuing Royalty Fee. No Royalty Fees are due or payable at the time and signing of this agreement. In addition to the Initial Franchise Fee, Franchisee shall pay Franchisor during operations a weekly Continuing Royalty Fee on the gross sales billed and/or received by the Franchised Business ("Continuing Royalty Fee") for the prior week's operations as follows: 6% (six) of Gross Sales. The Continuing Royalty Fee is payable by Tuesday of the following week's operation. If the Continuing Royalty Fee is not received by Franchisor by the Thursday day of each week, a penalty may be assessed and payable to Franchisor for each occurrence. All payment shall be automatically debited from the Franchisee via electronic funds transfers. Franchisor will waive all royalty and other continuing fees due during first four weeks of operations.

8.2.1 As used in this Agreement, the term "gross sales" shall mean and include the actual gross revenues received from customers of Franchisee (including sub-contractors) in connection with the Products and Services sold and performed for such customers, whether for cash or credit, but excluding federal, state or municipal sales, use, service or excise taxes collected from customers and paid to the appropriate taxing authorities, and customer refunds.

8.3 Advertising Fee. In addition to the Initial Franchise Fee, the Franchisee shall pay to Franchisor an Advertising Fee upon the creation of the NAF in an amount equal to one percent (1%) of Franchisee's gross sales. The Advertising Fee is payable weekly. Franchisor has the ability to increase this fee to a maximum of 2%

8.4 Licensing Fee. Franchisee shall pay to Franchisor a Licensing Fee equal to One Hundred Fifty Dollars ($150) per month, payable monthly. This monthly fee is for the proprietary store management software required to be used in the operation of the Franchised Business. This software is used to maintain and store all sales, financial, marketing, client, management and other location business information. This fee shall be waived for all Franchisee accounts in good standings and current.

The Franchisee shall be required to maintain an up-to-date version of Mitchell-1's On-Demand automotive repair and diagnostic software. This software can be purchased or licensed for a monthly fee from the vendor.

8.5 Commencement of the Business. Franchisee's obligations to pay any fees as defined within this agreement accrue on the day that Franchisee commences operation of the Franchised Business and the day the NAF is commenced, respectively. "Commencement of the Business" is defined as the first day on which the Franchised Business receives revenues, offers services, or conducts any of the activities contemplated by this Agreement.

8.6 Default. Any default by Franchisee in the timely payment owing to Franchisor, or to any affiliate of Franchisor, or the default by Franchisee in the payment of any indebtedness with respect to which Franchisor or any of the affiliates of Franchisor is a guarantor, co-signer, endorser or obligor, shall constitute a breach of this Agreement, rendering the same subject to termination in accordance with the provisions of this agreement.

8.7 Application of Funds. Franchisee waives any and all existing and future claims and set offs against any amounts due Franchisor hereunder, which amounts shall be paid when due regardless of any other claims which Franchisee may have against Franchisor. However, Franchisor shall be entitled to apply or cause to be applied against amounts due to it any amounts which may from time to time be held by Franchisor on Franchisee's behalf or be owed to Franchisee by Franchisor. Franchisor shall use sound business judgment and be reasonable in applying

any payments received from Franchisee, whether designated as payable to Franchisor, the NAF or otherwise, to any past due or other indebtedness of Franchisee for fees, advertising contributions, purchases, interest or otherwise. Franchisor may set off from any amounts that may be owed to Franchisee any amount that Franchisee owes to Franchisor or with respect to any payment.

8.8 Late Fees. All continuing royalty fees, advertising contributions, amounts due for purchases by Franchisee from the Franchisor, and other amounts which Franchisee owes to the Franchisor shall be subject a late fee is up to $10 a day for each day the fee is late.

8.9 Method of Payment - Electronic Funds Transfer. At any time during the term of this Agreement the Franchisor may request that Franchisee agree to and shall remit weekly Continuing Royalty Fees, Licensing Fees, NAF contributions and any other amounts due to the Franchisor via electronic funds transfer or other means to a bank or financial institution designated by the Franchisor and Franchisee hereby grants the Franchisor authorization for direct (automatic) debiting of Franchisee's bank or financial institution general operating account. In such event, Franchisee agrees to supply any and all information necessary to provide for automatic electronic funds transfer and payment of such amounts due to the Franchisor and to comply with procedures specified by the Franchisor and/or perform such acts and deliver and execute such documents, agreements and authorizations as may be necessary to assist in or accomplish payment by such method.

ARTICLE IX

OBLIGATIONS OF FRANCHISEE

9.0 Conduct of Franchised Business. In order to protect the reputation and goodwill of the Franchisor, the System, and Proprietary Properties, and to maintain requisite operating standards under the Proprietary Marks, Franchisee shall conduct his or her Franchised Business in strict accordance with the provisions, standards, and procedures set forth in this Agreement and in the Guide.

9.1 Each component of the System is vital to Franchisor, to the network of other franchisees of the System and to the operation of the Franchised Business, as well as to the members of the purchasing public who have come to rely upon Franchisor and its network for reliability and promptness. Compliance with each such component is of the essence to this Agreement. Hence, Franchisee undertakes to conduct the Franchised Business at all times in full compliance with the System and each of its components. Franchisor may, from time to time, conduct market research and testing to determine consumer trends and salability of new products and services. Franchisee must cooperate by participating in Franchisor's market research programs, test marketing new products and related services and providing timely reports and other relevant information regarding marketing research.

9.1.1 Franchisee shall operate the Franchised Business in an efficient and professional manner in accordance with the highest ethical and moral standards. Franchisee shall, as well, comply with all recommendations and standards of quality and service prescribed from time to time by Franchisor in the Guide or otherwise.

9.2 Development of Business. After execution of this Agreement and payment of the Initial Franchise Fee, Franchisee must equip the Franchised Business, complete his/her training and commence operation of the Franchised Business no later than one hundred eighty (180) days after execution, unless otherwise approved in writing.

9.3 Compliance with Laws and Good Business Practices. Franchisee shall secure and maintain in force in its name all required licenses, permits and certificates relating to the operation of his/her Mike's Master Mechanics Business. Franchisee shall operate his/her Franchise in full compliance with all applicable laws, ordinances and regulations, including without limitation all government regulations relating to environmental protection, occupational hazards and health, worker's compensation insurance, unemployment insurance and withholding and payment of federal and state income taxes, social security taxes and sales taxes. Franchisee shall, in all dealings with his/her customers, suppliers, the Franchisor and the public, adhere to the highest standards of honesty, integrity, fair dealing and ethical conduct. Franchisee agrees to refrain from any business or advertising practice which may be injurious to the business of the Franchisor and the goodwill associated with the Proprietary Marks and other Mike's Master Mechanics Businesses. Franchisee shall be required to wear any uniforms that Franchisor reasonably determines, in the best interests of the System, to have all of its employees wear. Failure to wear such designated uniforms shall cause Franchisor to provide Franchisee notice of violations of its systems and procedures.

9.4 Franchisee to Supervise. The Franchisee or controlling shareholder, managing member or majority partner is required personally and directly to operate and exercise daily supervision over the operation of the Franchised Business, unless otherwise permitted in writing by Franchisor.

9.6 Acknowledgments. Franchisee acknowledges that he/she is one of a number of franchisees, each of whose success depends in substantial part on the integrity, reputation and marketing efforts of each other franchisee. Franchisee further acknowledges that the value of the Proprietary Marks and of membership in the Mike's Master Mechanics System to Franchisee, to Franchisor and to each other franchisee depends on the maintenance of uniform standards of quality, integrity and appearance. Franchisee further acknowledges that any action which impairs the reputation and goodwill of the Proprietary Marks, impairs or adversely affects the objectives of the Franchisor or brings the Franchisor into disrepute, or departs from the uniform practices specified by Franchisor, will be likely to injure all members of the System.

9.7 Franchisor's Directives. Franchisee agrees that he/she will at all times adopt and follow all reasonable Franchisor's directives concerning the appearance of Franchisee's Premises and Service Vehicles, the quality and appearance of goods and services offered, the appearance of Franchisee and his/her staff, other business practices and other matters likely to affect the public perception of the Mike's Master Mechanics System as a unified and reliable network.

9.8 Variances. Complete and detailed uniformity under many varying conditions may not be possible or practicable, and Franchisor therefore reserves the right as may be deemed in the best interest of all concerned in any specific instance, to vary standards to accommodate special needs of Franchisee, or those of any other franchisee, based upon the peculiarities of a particular site or location, density of population, business potential, population of trade area, existing business practices, requirements of local law or local custom, or any other condition which Franchisor deems to be of importance to the successful operation of such franchisee's business. Further, Franchisor may from time to time allow certain franchisees to depart from normal System standards and routines in certain respects in order to experiment with or test new products or services, equipment, service vehicles, designs, procedures and the like. In no event shall such variance, or such testing, be deemed a waiver of any of Franchisor's rights, or an excuse from performance of any of Franchisee's duties hereunder. Nothing contained in this Article is intended to confer on Franchisee any right to compel Franchisor to grant a variance to Franchisee or to grant, withdraw or modify any variance given to any other franchisee. Such matters shall at all times remain within the reasonable discretion of Franchisor.

9.9 Former Franchisees. Franchisee acknowledges that former franchisees (those whose franchise agreements have expired or have been terminated) are in a position to compete unfairly with the Franchisee and/or other members of the System, and to cause great injury to the reputation of the System and/or the Proprietary Marks. Franchisee therefore agrees as follows:

9.9.1 Franchisee will not sell, loan, give or otherwise transfer or deliver to any former franchisee, or allow any former franchisee to copy or otherwise obtain, any confidential business information about the System; any advertising or promotional materials produced by the NAF or by Franchisor or which bear any of the Proprietary Marks; any other materials or publications of Franchisor, including, without limitation, the Guide; any directory or roster of franchisees or Approved Suppliers, any other customer lists or mailing lists pertaining in any way to the System; or any other information about the Mike's Master Mechanics business or the System which is not available to the public.

9.9.2 Franchisee will not refer prospective customers to any former franchisee.

9.9.4 If Franchisee observes any former franchisee using any of the Proprietary Marks in any way, or utilizing business premises or motor vehicles from which the Proprietary Marks and/or distinctive color scheme have not been completely obliterated, Franchisee shall immediately report such observation to Franchisor, along with all details available to Franchisee.

9.10 Computer Hardware. Franchisee shall acquire computer hardware meeting Franchisor's specifications.

9.11 Franchisee agrees that he/she will not sell his/her Mike's Master Mechanics customer list(s) or customer contracts, or otherwise use his/her Mike's Master Mechanics customer list(s) for any purpose other than in connection with the operation of his/her Mike's Master Mechanics Business.

9.12 Approved Products and Supplies. Franchisee agrees that all products and supplies used in his/her Mike's Master Mechanics Business shall comply with the Franchisor's specifications and quality standards. The Franchisor shall provide Franchisee with a list of approved products and supplies and shall from time to time issue revisions thereto. If Franchisee wishes to use any type or brand of product or supply item or wishes to purchase products or supplies from a supplier that is not currently approved by the Franchisor, Franchisee shall notify the Franchisor of his/her desire to do so and submit to the Franchisor specifications, photographs, samples and/or other information requested by the Franchisor. The Franchisor shall, within a reasonable time, determine whether such products, supplies or such supplier meets its specifications and standards and notify Franchisee whether he/she is authorized to use such product or supply item or purchase from such supplier.

9.17 Inspection. Franchisor or its authorized agents may, upon reasonable notice, inspect the Franchised Business during normal business hours to determine whether it is in compliance with this Agreement and with the System. Further, Franchisee understands and consents to Franchisor's ability to access files, data, accounts, reports and the like resulting from Franchisee's transmission of any required reports to Franchisor via computer.

9.19 Good Faith. Franchisee shall act in good faith and use his/her best efforts to comply with his/her obligations under this Agreement, and shall cooperate with Franchisor in accomplishing the purposes of this Agreement. Further, Franchisee shall not directly or indirectly engage in any activities which would be detrimental to or interfere with the operation or reputation of the Franchised Business, the Franchisor, the System, or the operations of any other franchisee.

ARTICLE X

INSURANCE

10.1 Prior to opening the Franchised Business for business, Franchisee must obtain and maintain such insurance coverage that we reasonable require from time to time. We may regulate the types, amounts, terms and conditions of insurance coverage required for your Franchised Business and standards for underwriters of policies providing required insurance coverage; our protection and rights under such policies as an additional named insured; required or impermissible insurance contract provisions; assignment of policy rights to us; periodic verification of insurance coverage that must be furnished to us; our right to obtain insurance coverage at your expense if you fail to obtain required coverage; our right to defend claims; and similar matters relating to insured and uninsured claims.

You currently are required to maintain the following minimum insurance coverage: (1) comprehensive general liability insurance and comprehensive product liability insurance, including employment practices coverage, against claims for bodily and personal injury, death, and property damage caused by or occurring in conjunction with the operation of your Franchised Business or your conduct of business pursuant to the Franchise Agreement under one or more policies of insurance containing minimum liability coverage of $1,000,000 per occurrence; (2) general casualty insurance including fire and extended coverage, vandalism, theft, burglary and malicious mischief insurance for the replacement value of your Franchised Business and its contents of between $250,000/$500,000 minimum limits; (3) errors and omissions insurance, which includes bodily injury coverage, covering all installations and services performed with minimum liability coverage of $1,000,000 per occurrence; (4) Workers' Compensation or other employer's liability insurance as well as such other insurance as may be required by statute or rule in the state in which your Franchised Business is located; (5) business interruption and rent insurance for a period adequate to re-establish normal business operations with coverage adequate to coincide with the value of your Franchised Business premises and its contents; (6) automobile liability coverage, including coverage of owned, non-owned and hired vehicles of $1,000,000 per occurrence, with $5,000 per person medical expenses. You must maintain all required policies in force during the entire term of the Franchise Agreement and any renewal terms. We may periodically increase or decrease the amounts of coverage required under these insurance policies and require different or additional kinds of insurance at any time, including excess liability insurance, to reflect inflation, identification of new risks, changes in law or standards of liability, higher damage awards, or other relevant changes in circumstances. Each insurance policy must name us (and, if we request, our directors, employees or shareholders) as additional insured's and must provide us with 30 days' advance written notice of any material modification, cancellation or expiration of the policy. You may purchase your insurance through any insurance provider that will offer the insurance coverage we require.

10.2 Franchisee's obligation to maintain insurance coverage, as described in this Agreement, will not be reduced in any manner by reason of any separate insurance Franchisor maintains on its own behalf, nor will Franchisor's maintenance of that insurance relieve Franchisee of any obligations under this Article X.

10.3 If Franchisee fails or refuses to purchase or maintain the prescribed insurance coverage, or to comply with any other requirement set forth in this Article X, Franchisor shall have the right, without waiver of any other remedies, to secure such insurance on Franchisee's behalf, at Franchisee's expense, through agents and insurance companies of Franchisor's choosing, and to take all other action necessary to protect its interests hereunder, or in the alternative, Franchisor shall have the right to terminate this Franchise Agreement.

ARTICLE XI

ADVERTISING

11.1 Approval by Franchisor. Franchisee shall use for his/her advertising and promotional activities only those materials, concepts and programs which have been furnished or approved in advance by Franchisor by specification in the Guide or otherwise.

11.2 National Advertising Fund. Franchisor has created, maintains and administers a franchisee NAF for such advertising and promotional programs. Advertising and promotional activities conducted by the NAF shall be funded by Advertising Fees paid by Franchisee to Franchisor, and any such promotional activities shall be participated in by each franchisee of the System.

The NAF will deduct a weekly Advertising Fee which will be 1% (or 2% maximum) of your Gross Sales. The NAF will be used for regional and/or local advertising, publicity and promotion relating to our business. The Franchisor will determine the manner in which the NAF will be spent. Some portion of the NAF may be used for creative concept production, marketing surveys, test marketing and related purposes. The NAF is intended to maximize general public recognition in all media, of the Proprietary Mark and patronage of "Mike's Master Mechanics" Franchised Businesses and we have no obligation to ensure that expenditures of the NAF in or affecting any geographic area are proportionate or equivalent to payments of the Advertising Fee by franchisees operating in that geographic area, or that any Franchised Business will benefit directly or in proportion to the Advertising Fees paid for the development of advertising and marketing materials or the placement of advertising. We have the right to reimburse ourselves out of the NAF for the total costs (including indirect costs) of developing, producing and distributing any advertising materials and other fees related to these marketing activities, in addition, for the services provided, we will receive out of the NAF an administrative fee equal to 10% of the amounts actually expended to cover our services, salaries, supplies and overhead expenses. The NAF is not our asset, and it is not a trust. We do not owe you any fiduciary obligations because we maintain the NAF. We may spend in any calendar year an amount greater or less than the aggregate contributions made by all franchisees contributing to the NAF in that year. We may make loans to the NAF (and the NAF may borrow from us or other lenders) bearing reasonable interest to cover any deficits of the NAF or cause the NAF to invest surplus for future use.

11.3 Local Advertising. Subject to the prior written approval of Franchisor, Franchisee shall conduct local advertising in Franchisee's local area, and Franchisor may, from time to time, offer Franchisee approved local marketing plans and materials including, without limitation, newspaper mats, radio commercial tapes, television commercial prints or tapes, sales aids and other promotional and marketing materials, on the same terms and conditions as Franchisor is then offering to its other Mike's Master Mechanics Business franchisees. Prior to their use by Franchisee, samples of all local marketing materials not prepared or previously approved by Franchisor shall be submitted to Franchisor for written approval, which approval shall not be unreasonably withheld. Notwithstanding the generality of the foregoing, Franchisor requires Franchisee to spend three percent (3%) of the Gross Sales of the Business per month for local advertising in its marketing area. Upon request from Franchisor, Franchisee shall provide Franchisor with verification of all expenditures for local advertising within thirty (30) days of such request.

11.4 Grand Opening Advertising. Subject to the prior written approval of Franchisor, Franchisee shall develop a grand opening advertising campaign to promote the opening of Franchisee's Mike's Master Mechanics Business. Franchisee shall spend an estimated ($10,000) Ten Thousand Five Hundred Dollars on such grand opening advertising campaign, which funds shall be spent within sixty (60) days of the date the Mike's Master Mechanics Business opens for business.

ARTICLE XII

REPORTING AND FINANCIAL MANAGEMENT REQUIREMENTS

12.1 Record Keeping. Franchisee shall keep true and accurate records and agrees to utilize such reporting, accounting and financial control systems as Franchisor may reasonably direct. Franchisee shall be required to make all data and records available to Franchisor within 10 (ten) days notice.

12.2.1 Franchisee shall maintain monthly and quarterly profit and loss statements which accurately reflecting the operations and condition of said business.

12.3.1 Reports shall be deemed timely made if personally delivered to the offices of Franchisor, electronically transmitted to and received by Franchisor, or postmarked by the U.S. Postal Service on or before the required date.

12.4 Audit. Franchisor and its authorized representatives shall have the right at all times during the business day to enter Franchisee's Franchised Business or any other location where books and records relative to the Franchised Business are kept, and to inspect, copy and audit such books and records, including, without limitation, Franchisee's state and federal income tax returns and state sales and use tax and personal property tax returns, and Franchisee hereby waives any privileges with regard to any tax returns. Franchisee shall cooperate completely and in good faith with such audit, and shall provide and explain all records requested by such auditor or necessary to provide information sought by such auditor.

12.4.1 In the event that any such inspection or audit reveals a variance of five percent (5%) or more from amounts reported by Franchisee to Franchisor, Franchisee shall reimburse Franchisor for the cost of such audit and shall pay the sums owed plus the late fee specified in Section 8.11 hereof. In addition to any other rights it may have, including the right of termination of this Agreement, Franchisor may conduct such further periodic audits and/or inspections of Franchisee's books and records as it reasonably deems necessary for up to one (1) year thereafter at Franchisee's sole expense, including, without limitation, reasonable professional fees, travel, and lodging expenses directly related thereto.

12.4.2 If such audit or inspection discloses that Franchisee has underpaid any sums due Franchisor under this Agreement, Franchisee shall pay the same immediately. If such audit or inspection reveals any overpayment by Franchisee, the amount thereof shall be credited against Continuing Royalty Fees and Advertising Fees next falling due.

12.4.3 In the event that there is a verified deficiency two (2) times in any twelve (12) month period, this second deficiency shall be considered a material default of this Agreement and Franchisor shall have the right to terminate this Agreement without providing Franchisee the opportunity to cure the default.

ARTICLE XIII

INDEPENDENT CONTRACTOR AND INDEMNIFICATION

13.1 Independent Parties. It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them, that Franchisee is and shall at all times be and remain an independent contractor, and that nothing in this Agreement is intended to constitute either party as an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for any purpose whatsoever.

13.2 Independent Contractor. During the term of this Agreement and any renewal hereof, Franchisee shall hold himself/herself out to the public as an independent contractor operating the business pursuant to a franchise granted by the Franchisor. Franchisee shall take such affirmative action as may be necessary to indicate same, including, without limitation, exhibiting a notice of that fact in a conspicuous place, business cards and stationery, the content of which the Franchisor reserves the right to specify.

13.3 Indemnification by Franchisee. Franchisee agrees at all times to defend, at his/her own cost, and to indemnify and hold harmless to the fullest extent permitted by law; the Franchisor, its corporate parent, the corporate subsidiaries, affiliates, successors, assigns, and designees of either entity and the respective directors, officers, employees, agents, shareholders, designees, and representatives of each (Franchisor and all others hereinafter referred to collectively as "Indemnities") from all losses and expenses incurred in connection with any action, suit, proceeding, claim, demand, investigation, judgment or formal or informal inquiry or any settlement thereof which arises out of or is based upon any of the following: (i) Franchisee's violation or breach of any contract, federal, state, or local law, regulation, ruling, standard, or directive or of any industry standard; libel,

slander or any other form of defamation by Franchisee; (ii) Franchisee's violation or breach of any warranty, representation, agreement, any acts, errors, or omissions of Franchisee or any of his/her agents, servants, employees, contractors, partners, proprietors, affiliates, or in any manner in connection with the Franchised Business; (iii) the inaccuracy, lack of authenticity, or non-disclosure of any information by Franchisee; any service provided by Franchisee at, from, or related to the business operation; (iv) any services provided by any affiliated or non-affiliated participating entity. Franchisee agrees to give Franchisor notice of any such action, suit, proceeding, claim, demand, inquiry, or investigation. The foregoing indemnification shall not apply to losses or expenses arising from Franchisor's gross negligence or willful acts.

13.3.1 At the expense and risk of Franchisee, Franchisor may elect to assume (but under no circumstance is obligated to undertake) the defense and/or settlement of any such action, suit, proceeding, claim, demand, inquiry or investigation, provided that Franchisor will seek the advice and counsel of Franchisee and shall keep Franchisee informed with regard to any such proposed or contemplated settlement(s). Such an undertaking by Franchisor shall in no manner or form diminish Franchisee's obligation to indemnify Franchisor and to hold it harmless.

13.3.2 All losses and expenses incurred under this Section 13.3 shall be chargeable to and paid by Franchisee pursuant to his/her obligations of indemnity under this Section, regardless of any actions, activity or defense undertaken by Franchisor or the subsequent success or failure of such actions, activity or defense.

13.3.4 Under no circumstances shall Indemnities be required or obligated to seek recovery from third parties or otherwise mitigate their losses in order to maintain a claim against Franchisee. Franchisee agrees that the failure to pursue such recovery or mitigate loss will in no way reduce the amounts recoverable by Indemnities from Franchisee.

13.4 Indemnification by Franchisor. Franchisor agrees at all times to defend, at its own cost, and to indemnify and hold harmless to the fullest extent permitted by law; the Franchisee, its corporate parent, the corporate subsidiaries, affiliates, successors, assigns, and designees of either entity, and the respective directors, officers, employees, agents, shareholders, designees, and representatives of each from all losses and expenses incurred in connection with any action, suit, proceeding, claim, demand, investigation, or formal or informal inquiry (regardless of whether same is reduced to judgment) or any settlement thereof which arises out of or is based upon any of the following; (i) Franchisor's infringement or any other violation of any patent, trademark, or copyright or other proprietary right owned or controlled by third parties; (ii) Franchisor's violation or breach of any contract, federal, state, or local law, regulation, ruling, standard, or directive or of any industry standard; libel, slander, or any other form of defamation by Franchisor; (iii) Franchisor's violation or breach of any warranty, representation, agreement, or obligation in this Agreement; (iv) any acts, errors, or omissions of Franchisor or any of its agents, servants, employees, contractors, partners, proprietors, affiliates, or. The foregoing indemnification shall not apply to losses or expenses arising from Franchisee's gross negligence or willful acts.

ARTICLE XIV

CONFIDENTIAL INFORMATION

14.1 Franchisee shall not, during the term of this Agreement or at any time thereafter, communicate, divulge, or use for the benefit of any other person, persons, partnership, association or corporation any confidential information or Know How concerning, among other things, customer identities and information, as well as the methods of operation of the Franchised Business hereunder which may be communicated to Franchisee, or of which Franchisee may become apprised, by virtue of the business operations under this Agreement. Franchisee shall divulge such confidential information only to such of his/her employees or officers and directors who must have access to it in order to operate the Franchised Business. Any and all information, knowledge and Know How, including, without limitation, the materials, equipment, specifications, techniques, and other data which the Franchisor designates as confidential shall be deemed confidential for purposes of this Agreement, except information which Franchisee can demonstrate came to his/her attention prior to disclosure thereof by the Franchisor; or which, at the time of disclosure by the Franchisor to Franchisee, had become a part of the public domain through publication or communication by others; or which, after disclosure to Franchisee by the Franchisor, becomes a part of the public domain through publication or communication by others.

14.2 Franchisee shall require all personnel having access to any Know How or confidential information provided by the Franchisor, or otherwise playing a role in the solicitation or provision of the services or related services to customers, to execute covenants that they will maintain the confidentiality of information they received

in connection with their employment or engagement by Franchisee, in accordance with the form provided as Exhibit C hereto. It is expressly understood that Franchisor is designated as a third party beneficiary of such covenants with the independent right to enforce them.

14.3 Franchisee acknowledges that any actual or threatened failure to comply with the requirements of this Article XIV will cause the Franchisor to suffer immediate and irreparable injury, non-compensable by the payment of mere money damages, permitting Franchisor with or without notice to seek immediate injunctive relief. Franchisee agrees to pay all court costs and reasonable attorneys' fees incurred by the Franchisor when Franchisor seeks to obtain specific performance or an injunction against violation of the requirements of this Article XIV.

ARTICLE XV

COVENANTS NOT TO COMPETE

15.1 In-Term Covenants. Franchisee specifically acknowledges that, pursuant to this Agreement, Franchisee shall receive valuable training and confidential information, including, without limitation, information regarding the promotional, operational, sales, and marketing methods and techniques of the Franchisor and the System, and that the covenants not to compete set forth below are fair and reasonable and will not impose any undue hardship on Franchisee, since Franchisee has other considerable skills, experience, and education which afford Franchisee the opportunity to derive income from other endeavors. Franchisee covenants that during the term of this Agreement and for a period of two (2) years thereafter, except as otherwise approved in writing by the Franchisor, Franchisee shall not, either directly or indirectly, for himself/herself, or through, on behalf of, or in conjunction with any person, persons, or legal entity:

15.1.1 Divert or attempt to divert any business or customer of the Franchised Business hereunder to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Proprietary Marks and the System;

15.1.2 Knowingly employ or seek to employ any person who is at that time employed by the Franchisor or by any other franchisee of the Franchisor, or otherwise directly or indirectly induce or seek to induce such person to leave his or her employment; or

15.1.3 Own, maintain, advise, help, invest in, make loans to, be employed by, engage in, or have any interest in any business (including any business operated by Franchisee prior to entry into this Agreement) specializing, in whole or in part, in the activities conducted by the Franchisee, and any other type of service which Franchisee may be authorized to render hereunder and sell any other products and services which Franchisee may be authorized to sell hereunder.

15.2 Post-Term Covenants. Franchisee covenants that, except as otherwise approved in writing by the Franchisor, Franchisee shall not, for a continuous uninterrupted period commencing upon the expiration or termination of this Agreement, regardless of the cause for termination, or upon transfer of this Agreement or the Franchised Business pursuant to Article XVI hereof, and continuing for two (2) years thereafter (and in case of any violation of this covenant, for two (2) years after the violation ceases), either directly or indirectly, for himself/herself, or through, on behalf of, or in conjunction with any person, persons, partnership, or corporation, own, maintain, advise, help, invest in, make loans to, be employed by, engage in, or have any interest in any business specializing, in whole or in part, in the activities conducted by the Franchisee or any other type of service which Franchisee may be authorized to render hereunder:

15.2.1 Within a radius of twenty-five (25) miles of Franchisee's premises or Approved Location; or within a radius of twenty-five (25) miles of the location of any business using the System and/or the Proprietary Marks, whether franchised or owned by the Franchisor or its subsidiary or affiliated companies.

15.6 Injunction. Franchisee acknowledges that any threatened or actual failure to comply with the requirements of this Article XV would cause the Franchisor to suffer immediate and irreparable injury for which no adequate remedy at law may be available, and Franchisee hereby accordingly consents to the ex parte entry of an injunction prohibiting any conduct by Franchisee in violation of the terms of this Article XV. The Franchisor may further avail itself of any other legal or equitable rights and remedies which it may have under this Agreement, statute, common law or otherwise.

15.7.2 This covenant shall apply to all officers, directors, partners and shareholders of a beneficial interest of ten (10%) percent or more of the securities or interest of Franchisee, and of any corporation directly or indirectly controlling Franchisee, if Franchisee is a corporation, LLC or partnership.

ARTICLE XVI

ASSIGNMENT AND RIGHT OF FIRST REFUSAL

16.1 Assignment by Franchisor. Franchisor shall have the right, without the need for Franchisee's consent, to assign, transfer or sell its rights under this Agreement to any person, partnership, corporation or other legal entity provided that the transferee agrees in writing to assume all obligations undertaken by Franchisor herein and Franchisee receives a statement from both Franchisor and its transferee to that effect. Upon such assignment and assumption, Franchisor shall be under no further obligation hereunder, except for accrued liabilities, if any. Franchisee further agrees and affirms that Franchisor may go public; may engage in a private placement of some or all of its securities; may merge, acquire other corporations, or be acquired by another corporation; and/or may undertake a refinancing, recapitalization, leveraged buyout or other economic or financial restructuring. Franchisee agrees that Franchisor has the right, now or in the future, to purchase, merge, acquire or affiliate with an existing competitive or non-competitive franchise network, chain or any other business, regardless of the location of that chain's or business' facilities, and to operate, franchise or license those businesses.

16.1.2 Franchisee acknowledges that Franchisor may assign this Agreement as part of a sale, transfer or other disposition of all or part of the System to an entity or entities which engage(s) in similar or competitive businesses. Franchisee acknowledges that any such successor shall be deemed to possess, in addition to all other rights, those specific rights reserved to Franchisor.

16.2 Assignment by Franchisee. Neither Franchisee's interest in this Franchise Agreement nor any of his/her rights or privileges hereunder may be assigned, transferred or divided without the prior written consent of Franchisor, which shall not be unreasonably withheld, and without the Franchisee first complying with Section 16.2.1 hereof. Any actual or purported assignment of this Agreement or of the Franchised Business in violation of the terms hereof shall be null and void and shall constitute an incurable breach of this Agreement. The actual or purported transfer in the aggregate of more than fifty (50%) percent of the Franchised Business shall be deemed to be an "assignment" hereunder.

16.2.1 Franchisor's consent (such consent not to be unreasonably withheld) to any assignment is subject to the following conditions:

(a) The assignee must demonstrate that it has the skills, qualifications, licensing and economic resources necessary, in Franchisor's judgment, to conduct the Franchised Business and to fulfill its obligations to Franchisee and to Franchisor.

(b) The assignee must expressly assume in writing all of the obligations of Franchisee under this Franchise Agreement.

(c) As of the date of any such assignment, Franchisee shall have fully complied with all of his/her obligations to Franchisor, whether under this Agreement or any other agreement, arrangement or understanding with Franchisor.

(d) The assignee must execute a new Franchise Agreement in the form and on the terms and conditions then being offered by Franchisor to franchisees (except that the assignee shall not be obligated to pay another Initial Franchise Fee). The term of such new Franchise Agreement shall expire on the expiration date of this Franchise Agreement.

(e) Franchisee shall pay the Franchisor a transfer fee equal to Five Thousand Dollars ($5,000), plus Franchisor's cost to train the assignee, plus the cost to provide the assignee with a Guide.

(f) The assignee shall satisfactorily complete the training then required of all new franchisees.

(g) Franchisor shall be furnished copies of the executed contract between Franchisee and any such assignee and all related documentation.

(h) The Franchisee must have executed a general release in a form satisfactory to the Franchisor of any and all claims against the Franchisor, its subsidiaries, affiliates, and designees, and its officers, directors, shareholders and employees in their corporate and individual capacities, including, without limitation, claims arising under federal, state and local laws, rules and ordinances.

(i) The assignee shall not be affiliated in any way with a competitor of Franchisor.

16.2.2 Upon the death of Franchisee, or in the event Franchisee is determined to suffer any legal incapacity (or, if Franchisee is a corporation or partnership, then upon the death or legal incapacity of the shareholder or partner responsible for the operation of Franchised Business), the transfer of Franchisee's interest to his/her heirs, legatees, personal representatives or conservators, surviving partner(s) or fellow shareholder(s), as applicable, shall not constitute an "assignment" hereunder and shall not give rise to the Franchisor's right of first refusal to purchase the Franchised Business as set forth in Section 16.4 hereof, if the following conditions are met:

(a) The heirs, legatees, personal representatives, conservators, surviving partner(s) or fellow member(s) or shareholder(s), as applicable, meet the Franchisor's standards for qualification of new franchisees and agree in writing to be bound by the terms and conditions of this Agreement.

(b) Within ninety (90) days after the death or incapacity of the Franchisee (or, if Franchisee is a corporation, limited liability company or a partnership, within ninety (90) days after the death or incapacity of the principal shareholder, member or partner of Franchisee responsible for the operation of the Franchised Business), a person designated by Franchisee's heirs, legatees, personal representative(s), conservator(s), surviving partners or fellow shareholders, as applicable, shall have satisfactorily completed Franchisor's then-current training requirements. If at the time of such death or incapacity Franchisee has employed a manager who has satisfactorily completed any version of Franchisor's Training Program, this requirement shall be deemed satisfied.

(c) In order to prevent any interruption of the Franchised Business operations which would cause harm to the Franchised Business, thereby depreciating the value thereof, Franchisee authorizes Franchisor, who may, at its option, in the event that Franchisee is absent for any reason or is incapacitated by reason of illness and is unable, in the sole and reasonable judgment of Franchisor, to operate the Franchised Business, operate the Franchised Business for so long as Franchisor deems necessary and practical, and without waiver of any other rights or remedies Franchisor may have under this Agreement. All monies from the operation of the Franchised Business during such period of operation by Franchisor shall be kept in a separate account, the expenses of the Franchised Business, including reasonable compensation and expenses for Franchisor's representative, shall be charged to said account. If, as herein provided, Franchisor temporarily operates the Franchised Business franchised herein for Franchisee, Franchisee agrees to indemnify and hold harmless Franchisor and any representative of Franchisor who may act hereunder, from any and all acts which Franchisor may perform, as regards the interests of Franchisee or third parties.

16.3 Transfer to a Corporate Entity. In the event Franchisee desires to transfer his/her interests herein to a corporation, limited liability company or partnership formed by Franchisee solely for the convenience of ownership, Franchisee must obtain the prior written consent of Franchisor, which consent shall be granted if:

16.4 Right of First Refusal. The right of Franchisee to assign, transfer or sell his/her interest in this Agreement (voluntarily or by operation of law) and/or the Franchised Business, as provided above, shall be subject to Franchisor's right of first refusal with respect thereto. (Franchisor shall maintain the option of waiving this right in writing.) That is, Franchisor shall have the right to be offered by Franchisee the opportunity to purchase such interest in this Agreement and/or the Franchised Business on the terms and conditions which have been offered to and accepted by a third party in a wholly arms-length transaction. Franchisor's right of first refusal shall be exercised in the following manner:

16.4.1 Franchisee shall serve upon Franchisor a written notice setting forth all of the terms and conditions of the proposed assignment which shall specify the purchase price established by the parties and include reasonably complete information concerning the identity, financial standing and character of the proposed purchaser. Franchisee shall attach to such notice a copy of a binding agreement between Franchisee and the proposed

purchaser, which agreement shall, however, be subject to cancellation if Franchisor exercises its right of first refusal hereunder or disapproves of the proposed transfer under Section 16.2.

16.4.2 Within thirty (30) days after Franchisor's receipt of such notice (or, if Franchisor shall request additional information, within thirty (30) days after receipt of such additional information), Franchisor may, at its option, purchase the Franchised Business upon the terms and conditions specified in the notice and the agreement attached thereto.

16.4.3 If Franchisor shall elect not to exercise its right of first refusal and shall consent to an assignment, Franchisee shall, subject to the provisions of this Article, be free to assign this Agreement and/or the Franchised Business to such proposed assignee on the terms and conditions specified in said notice and the agreement attached thereto. If, however, the terms of such agreement shall be materially modified after submission thereof to the Franchisor, Franchisor shall have such right to evaluate such modified agreement for an additional thirty (30) days and, if it chooses to do so, exercise its right of first refusal with respect thereto.

ARTICLE XVII

DEFAULT AND TERMINATION

17.1 Termination without Notice. Franchisee shall be deemed to be in default under this Agreement, and all rights granted herein shall automatically terminate without notice to Franchisee, if Franchisee or the Franchised Business is dissolved.

17.2 Termination without Right to Cure. Upon the occurrence of any of the following events, Franchisee shall be deemed to be in default and Franchisor may, in its sole and exclusive discretion, terminate this Agreement and all rights granted hereunder without affording Franchisee any opportunity to cure the default. Termination under this Section shall be effective immediately upon the earlier of the occurrence of any of the following or receipt of notice by Franchisee:

17.2.1 If Franchisee abandons the Franchised Business by failing to operate such business for a period of thirty (30) consecutive days, or any shorter period after which it is reasonable for Franchisor to conclude that Franchisee does not intend to continue to operate the Franchised Business, unless such failure to operate is due to fire, flood, earthquake, or other similar causes beyond the reasonable control of Franchisee;

17.2.2 If Franchisee, or any owner or shareholder, director or officer of a corporate franchisee, or any member or manager of a limited liability company franchisee, or any partner or officer of a franchisee conducting business as a partnership, is convicted of a felony, a fraud, a crime involving moral turpitude or any other crime or offense that Franchisor believes is reasonably likely to have an adverse effect on the System, the Proprietary Marks, or the goodwill associated therewith;

17.2.3 If the Franchisee makes any material misrepresentation relating to the creation, acquisition or operation of the Franchised Business or engages in conduct which reflects materially and unfavorably upon the operation and reputation of the Franchised Business, Franchisor or the System;

17.2.4 If the Franchisee fails, for a period of sixty (60) days after notification of non-compliance by any duly constituted authority, to comply with any federal, state or local law, regulation or requirement applicable to the operation of the Franchised Business.

17.2.7 If Franchisee's default under this Agreement is by its very nature incapable of being cured;

17.2.9 If Franchisee (or any of its shareholders, directors, officers, partners, members or employees) acquires any interest in a business similar to the Franchised Business, except that Franchisee or such other persons may own less than five percent (5%) of the shares of any company listed on any national or regional securities exchange or whose shares are traded through a recognized exchange;

17.2.11 If Franchisee engages in the unauthorized disclosure of any confidential information or Know How relating to the Franchisor, the Franchised Business or the System;

17.2.12 If Franchisee sells, sublicenses, assigns or transfers any interest in this Agreement or the Franchised Business in violation of this Agreement;

17.2.13 If Franchisee violates any covenant not to compete set forth in Article XV of this Agreement;

17.2.14 If Franchisee fails to pay the balance of the Initial Franchise Fee or fails to commence the operation of the Franchised Business within the time provided in this Agreement;

17.2.15 If Franchisee misrepresents, substitutes or "palms off" non-authentic services and/or products for or as Franchisor's services and/or products;

17.2.16 If Franchisee knowingly maintains false books or records or submits any false reports to anyone;

17.2.20 If Franchisee fails to comply with any other provision or requirement of this Agreement or the Manual/Guides; or

17.2.21 Franchisee or any of its owners is in violation of Anti-Terrorism Laws or Franchisee's or its owners' assets have been blocked under Anti-Terrorism Laws.

17.3 Termination with Right to Cure. Except as provided in Sections 17.1 and 17.2 of this Agreement, Franchisee shall have sixty (60) days after receipt from Franchisor of a written notice of default in which to remedy any default hereunder (or, if the default cannot reasonably be cured within such sixty (60) days, to initiate within that time substantial and continuing action to cure the default) and to provide evidence thereof to Franchisor. If any default is not cured within that time (or if substantial and continuing action to cure the default is not initiated within that time), or such other period as applicable law may require, this Agreement shall terminate without further notice to Franchisee effective immediately upon expiration of the sixty (60) day period, or such longer period as applicable law may require. Such defaults shall include, without limitation, the occurrence of any of the following events:

17.3.1 If Franchisee fails or refuses promptly to pay when due any monies owed to Franchisor (or its affiliates, subsidiaries or designees) or to submit financial or other information required by Franchisor under this Agreement, or makes any false statements in connection therewith;

17.3.2 If Franchisee fails to maintain and operate the Franchised Business in accordance with the provisions or requirements of this Agreement or the Guides;

17.3.4 If Franchisee misuses, or uses in an unauthorized manner, any of Franchisor's Proprietary Marks, Know How or Copyrights or materially impairs the goodwill associated therewith or Franchisor's rights therein;

17.4 In each of the foregoing cases, Franchisor (and any affiliate of Franchisor) will have all remedies allowed at law, including termination of Franchisee's rights and Franchisor's (and/or Franchisor's affiliates') obligations. No right or remedy which Franchisor may have (including termination) is exclusive of any other right or remedy provided under law or equity and Franchisor may pursue any rights and/or remedies available.

17.5 Limitation on Rights of Termination. Notwithstanding anything to the contrary contained in this Article, if any valid, applicable law or regulation of a competent governmental authority having jurisdiction over this franchise and the parties hereto shall limit Franchisor's rights of termination hereunder or shall require longer notice periods than those set forth above, this Agreement shall be deemed amended to satisfy the minimum notice periods or restrictions upon such termination required by such laws and regulations; provided, however, that such constructive amendment shall not be deemed a concession by Franchisor that the grounds for termination set forth herein do not constitute "good cause" for termination within the meaning ascribed to that term by any applicable law or regulation. Franchisor shall not be precluded from contesting the validity, enforceability or application of such laws or regulations in any action, hearing or proceeding relating to this Agreement or the termination thereof.

ARTICLE XVIII

FURTHER OBLIGATIONS AND RIGHTS

18.1 Discontinue Use of Proprietary Properties. In the event of termination or expiration of this Franchise Agreement, Franchisee shall forthwith discontinue the use of the Proprietary Marks, Know How and Copyrights,

and Franchisee shall not thereafter operate or do business under any name or in any manner that might tend to give the general public the impression that he/she is in any manner affiliated with Franchisor or any "Mike's Master Mechanics" business, or any business similar thereto, and Franchisee shall not thereafter use, in any manner, or for any purpose, directly or indirectly, any of Franchisor's confidential information, knowledge or know-how concerning the operation, products, services, trade secrets, procedures, policies, techniques or materials or by virtue of the relationship established by this Agreement, including, without limitation, the following:

18.1.1 Standards, specifications or descriptions of Franchisor's products and services;

18.1.2 Franchisor's Guides and any supplements thereto;

18.1.3 Any forms, advertising matter, marks, devices, signs, insignia, slogans or designs used from time to time in connection with the Franchised Business;

18.1.4 Any copyrights, trademarks, trade names and patents now or hereafter applied for or granted in connection therewith, or any marks, logos, words or phrases confusingly similar thereto or colorable imitations thereof;

18.1.6 Any and all of the systems, procedures, techniques, criteria, concepts, designs, advertising and promotional techniques, products or service specifications, and all other components, specifications and standards which comprise (or in the future may comprise) part of the System.

18.2 Cancellation of Name. Upon termination or expiration of this Agreement, Franchisee shall take such action as may be necessary to cancel any assumed name or equivalent registration which contains any name or mark identical or similar to "Mike's Master Mechanics" or any other name, trademark or service mark of Franchisor, and Franchisee shall furnish Franchisor with proof of discharge of this obligation within sixty (60) days following the termination or expiration of this Agreement.

18.3 Franchisor is Attorney-in-Fact. Franchisor may, if Franchisee fails or refuses to do so, execute in Franchisee's name and on Franchisee's behalf any and all documents necessary to cause discontinuation of Franchisee's use of the name "Mike's Master Mechanics" or any other related or similar name or use thereunder, and Franchisor is thereby irrevocably appointed by Franchisee as Franchisee's attorney-in-fact to do so.

18.4 Continuation of Obligations. The expiration or termination of this Franchise Agreement shall be without prejudice to the rights of Franchisor against Franchisee, and such expiration or termination shall not relieve Franchisee of any of his/her obligations to Franchisor existing at the time of expiration or termination or terminate those obligations of Franchisee which by their nature survive the expiration or termination of this Agreement.

18.5 Cease Using Telephone Numbers. Upon termination or expiration of this Agreement, Franchisee shall cease and desist from using any telephone and/or cellular telephone number(s) listed in any telephone directory under the name "Mike's Master Mechanics" or any other name similar thereto and, upon demand of the Franchisor, shall direct the telephone company servicing the Franchised Business to transfer said telephone number(s) to Franchisor, or to such other person or persons at such location or locations as Franchisor shall direct.

18.6 Payment of Sums Due. Upon termination or expiration of this Agreement, Franchisee shall promptly pay all sums owing to Franchisor (and its subsidiaries, affiliates or designees). In the event of termination based upon a default of Franchisee, such sums shall include all damages, costs and expenses (including actual attorneys' fees) incurred by Franchisor as a result of the default. The obligation created hereunder shall give rise to and remain, until paid in full, a lien in favor of Franchisor against any and all of the personal property, furnishings, equipments, signs, inventory, fixtures or other assets owned by Franchisee at the time of default.

18.7 Post-Term Covenants. Upon termination or expiration of this Agreement, Franchisee shall comply with the post-term covenants not to compete set forth in Article XV hereof.

18.9 Discontinue Use; Modification. Upon expiration or termination, Franchisee shall immediately discontinue the use of each and every aspect of the Proprietary Properties, including the Proprietary Marks and trade dress, including the custom designs on vehicles, advertisements, brochures, tee shirts, clothing, or any other article of commercial or other use, and Know How, and thereafter shall no longer use or have the rights to use the Proprietary Properties, or any colorable or confusingly similar variations thereof, or any word, logo or figure similar to the Proprietary Marks or Know How. In the event of expiration or termination, Franchisee will be responsible for the

payment of all legal fees, court costs, collection fees and interest incurred in enforcing this Agreement. In the event of any litigation between the parties hereto with respect to the subject matter hereof, the party in any such litigation in whose favor a judgment is entered shall be entitled to have and recover, and the other party agrees to pay, its reasonable attorneys' fees and expenses, in addition to any award to which may be otherwise entitled. In addition, Franchisee understands and agrees that it shall immediately repaint any and all Service Vehicles that show markings similar to, or that would cause confusion of the public as misrepresenting, any connection to Franchisor or the System.

18.10 Liquidated Damages. Upon termination of this Agreement according to its terms and conditions, Franchisee agrees to pay to Franchisor within thirty (30) days after the effective date of this Agreement's termination, in addition to the amounts owed hereunder, liquidated damages equal to the average monthly value of the Continuing Royalty or Licensing Fees Franchisee paid to Franchisor during the twelve (12) months of operation preceding the effective date of termination multiplied by (a) twenty-four (24), being the number of months in two (2) full years, or (b) the number of months remaining in the Agreement had it not been terminated, whichever is higher. The parties hereto acknowledge and agree that it would be impracticable to determine precisely the damages Franchisor would incur from this Agreement's termination and the loss of cash flow due to, among other things, the complications of determining what costs. The parties hereto consider this liquidated damages provision to be a reasonable, good faith pre-estimate of those damages. The liquidated damages provision only covers Franchisor's damages from the loss of cash flow from the Continuing Royalty or Licensing Fees. It does not cover any other damages, including damages to its reputation with the public and damages arising from a violation of any provision of this Agreement. Franchisee and each of its owners agree that the liquidated damages provision does not give Franchisor an adequate remedy at law for any default under, or for the enforcement of, any provision of this Agreement.

ARTICLE XIX

MODIFICATION OF SYSTEM

19.1 Franchisee understands and agrees that the System must not remain static if it is to meet (without limitation) presently unforeseen changes in technology, competitive circumstances, demographics, populations, consumer trends, societal trends and other market place variables, and if it is to best serve the interests of Franchisor, Franchisee, and the network of all other franchisees. Accordingly, Franchisee expressly understands and agrees that Franchisor may from time to time change the components of the System, including, but not limited to, altering the products, programs, services, methods, standards, forms, policies and procedures of that System; abandoning the System altogether in favor of another system in connection with a merger, acquisition, other business combination or for other reasons; adding to, deleting from or modifying those products, programs and services which Franchisee's Franchised Business is authorized and required to offer; modifying or substituting entirely the building, premises, vehicles, equipment, signage, trade dress, decor, color schemes and uniform specifications and all other unit construction, design, appearance and operation attributes which Franchisee is required to observe hereunder; and changing, improving, modifying or substituting the Proprietary Properties. Franchisee expressly agrees to comply with any such modifications, changes, additions, deletions, substitutions and alterations; provided, however, that such changes shall not materially and unreasonably increase Franchisee's obligations hereunder.

ARTICLE XX

DISPUTE RESOLUTION

20.1 Severability and Substitution of Valid Provisions. Except as expressly provided to the contrary herein, each section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable and if, for any reason, any such portion of this Agreement is held to be invalid, contrary to, or in conflict with any applicable present or future law or regulation shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible, which shall continue to be given full force and effect and bind the parties hereto If any covenant herein which restricts competitive activity is deemed enforceable by virtue of its scope in terms of area, business activity prohibited and/or length of time, but would be enforceable by reducing any part or all thereof, Franchisee and the Franchisor agree that same shall be enforced to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought. Franchisee agrees to be bound by any such modification to this Agreement.

20.2 Waiver of Obligations. Neither the Franchisor nor Franchisee shall be liable for loss or damage or deemed to be in breach of this Agreement if its failure to perform its obligations results from: (1) transportation shortages, inadequate supply of equipment, merchandise, supplies, labor, material or energy, or the right to acquire or use any of the foregoing in order to accommodate or comply with the orders, requests, regulations, recommendations or instructions of any federal, state or municipal government or any department or agency thereof; (2) compliance with any law, ruling, order, regulation, requirement or instruction of any federal, state, or municipal government or any department or agency thereof; (3) acts of God; (4) fires, strikes, embargoes, war or riot; or (5) any other similar event or cause.

20.3 Injunctive Relief. Notwithstanding anything to the contrary contained in Section 20.6 of this Section, either party may institute in a court of competent jurisdiction an action or actions for temporary or preliminary injunctive relief; provided, however, that such party shall contemporaneously submit the dispute the arbitration on the merits in accordance with Section 20.6 of this Section. Franchisee agrees that the Franchisor may have such temporary or preliminary injunctive relief without bond, but upon due notice, and Franchisee's sole remedy in the event of the entry of such injunctive relief shall be the dissolution of such injunctive relief, if warranted, upon hearing duly had (all claims for damages by reason of the wrongful issuance of any such injunction being expressly waived hereby).

20.4 Rights of Parties are Cumulative. The rights of the Franchisor and Franchisee hereunder are cumulative and no exercises or enforcement by the Franchisor or Franchisee of any right or remedy hereunder shall preclude the exercise or enforcement by the Franchisor or Franchisee of any other right or remedy hereunder or which the Franchisor or Franchisee is entitled by law to enforce.

20.6 Arbitration

(a) The parties agree to submit any claim, controversy or dispute arising out of or relating to this Agreement (and attachments) or the relationship created by this Agreement (and any amendments thereto) including, but not limited to, any claim by Franchisee, or any of the controlling principals, or persons claiming on behalf of Franchisee or the controlling principals, concerning the entry into, the performance under or the termination of the Agreement, or any other agreement between Franchisor or its affiliates and Franchisee, any claim against a past or present officer, director, employee or agent of Franchisor, including those occurring subsequent to the termination of this Agreement, shall, except as specifically set forth herein and in Section 20.6.2, be referred to arbitration. The arbitration shall be conducted by the American Arbitration Association in accordance with the rules of the American Arbitration Association, as amended, except that the arbitrator shall apply the federal rules of evidence during the conduct of the hearing sessions with respect to the admissibility of evidence. If such rules are in any way contrary to or in conflict with this Agreement, the terms of the Agreement shall control. Only claims, controversies or disputes involving Franchisee and the controlling principals may be brought hereunder. No claim for or on behalf of any other Franchisee or supplier, or class, representative or association thereof, may be brought by Franchisee or the controlling principals hereunder.

(b) The parties shall agree on an arbitrator within sixty (60) days of the filing of arbitration. If the parties cannot agree on a single arbitrator, Franchisor and Franchisee (or controlling principal, as applicable) shall each select one (1) arbitrator. If the party upon whom the demand for arbitration is served fails to select an arbitrator within sixty (60) days after the receipt of the demand for arbitration, then the arbitrator so designated by the party requesting arbitration shall act as the sole arbitrator to resolve the controversy at hand. The two arbitrators designated by the parties shall select a third arbitrator. If the two arbitrators designated by the parties fail to select a third arbitrator within fifteen (15) days, the third arbitrator shall be selected by the organization agreed upon or the American Arbitration Association or any successor thereto, upon application by either party. All of the arbitrators shall be experienced in the arbitration of disputes between franchisors and franchisees. The arbitration shall take place at Franchisor's corporate offices or at the American Arbitration Association office closest to Franchisor's corporate offices. The award of the arbitrators shall be final and judgment upon the award rendered in arbitration may be entered in any court having jurisdiction thereof. The costs and expenses of arbitration may be entered in any court having jurisdiction thereof. The arbitrators shall be required to submit written findings of fact and conclusions of law within thirty (30) business days following the final hearing session of the arbitration. The costs and expenses of arbitration, including compensation and expenses of the arbitrators, shall be borne by the parties as the arbitrators determine.

(c) Notwithstanding the above, the following shall not be subject to arbitration:

(i) disputes and controversies arising from the Sherman Act, the Clayton Act or any other federal or state antitrust law;

(ii) disputes and controversies based upon or arising under the Lanham Act, as now or hereafter amended, relating to the ownership or validity of the trademarks;

(iii) disputes and controversies relating to actions to obtain possession of the premises of the Business under lease or sublease.

(d) If Franchisor shall desire to seek specific performance or other extraordinary relief including, but not limited to, injunctive relief under this Agreement, and any amendments thereto, or to collect monies due, then any such action shall not be subject to arbitration and Franchisor shall have the right to bring such action as described in Section 20.6.2.

(e) In proceeding with arbitration and in making determinations hereunder, the arbitrators shall not extend, modify or suspend any terms of this Agreement or the reasonable standards of business performance and operation established by Franchisor in good faith. Notice of or request to or demand for arbitration shall not stay, postpone or rescind the effectiveness of any termination of this Agreement. The arbitrators shall apply Nevada law and the terms of this Agreement in reaching their decision.

20.6.2 With respect to any claims, controversies or disputes which are not finally resolved through arbitration, or as otherwise provided above, Franchisee and the controlling principals hereby irrevocably submit themselves to the jurisdiction of the state courts of Clark County, Nevada and the federal district court for the district in which Franchisor's headquarters is located. Franchisee and the controlling principals hereby waive all questions of personal jurisdiction for the purpose of carrying out this provision. Franchisee and the controlling principals hereby agree that service of process may be made upon any of them in any proceeding relating to or arising out of this Agreement or the relationship created by this Agreement by any means allowed by Nevada or federal law. Franchisee and the controlling principals further agree that venue for any proceeding relating to or arising out of this agreement shall be Clark County, Nevada; provided, however, with respect to any action (1) for monies owed, (2) for injunctive or other extraordinary relief or (3) involving possession or disposition of, or other relief relating to, real property, Franchisor may bring such action in any state or federal district court which has jurisdiction. With respect to all claims, controversies, disputes or actions related to this Agreement or the relationship created thereby, this Agreement and any such related claims, controversies, disputes or actions shall be governed, enforced and interpreted under Nevada law.

20.6.3 Franchisee, the controlling principals and Franchisor acknowledge that the parties' agreement regarding applicable state law and forum set forth in Section 20.6.2 above provide each of the parties with the mutual benefit of uniform interpretation of this Agreement and any dispute arising out of this Agreement or the parties' relationship created by this Agreement. Each of Franchisee, the controlling principals and Franchisor further acknowledge the receipt and sufficiency of mutual consideration for such benefit and that each party's agreement regarding applicable state law and choice of forum have been negotiated for in good faith and are part of the benefit of the bargain reflected by this Agreement.

20.6.4 Franchisee, the controlling principals and Franchisor acknowledge that the execution of this Agreement and acceptance of the terms by the parties occurred in Clark County, Nevada, and further acknowledge that the performance of certain obligations of Franchisee arising under this Agreement, including, but not limited to, the payment of monies due hereunder and the satisfaction of certain training requirements of Franchisor, shall occur in Clark County, Nevada.

20.6.6 Franchisee and the controlling principals hereby waive, to the fullest extent permitted by law, any right to or claim or any punitive, indirect, consequential or other damages (including, without limitation, loss of profits) against Franchisor, its affiliates, and their respective officers, directors, shareholders, partners and employees, in their corporate and individual capacities, arising out of any cause and agrees that in the event of a dispute, Franchisee and the controlling principals shall be limited to the recovery of any actual damages sustained by it.

20.6.7 In the event any party is required to employ legal counsel or to incur other reasonable expenses to enforce any obligation of another party hereunder, or to defend against any claim, demand, action, or proceeding by reason of another party's failure to perform any obligation imposed upon such party by this Agreement, and provided that legal action is filed by or against the first party and such action or the settlement thereof establishes the other party's

default hereunder, then the prevailing party shall be entitled to recover from the other party the amount of all reasonable attorneys' fees of such counsel and all other expenses reasonably incurred in enforcing such obligation or in defending against such claim, demand, action, or proceeding, whether incurred prior to or in preparation for or contemplation of the filing of such action or thereafter. Nothing contained in this Paragraph shall relate to arbitration proceedings pursuant to this Agreement.

20.7 Governing Law. All matters relating to arbitration shall be governed by the Federal Arbitration Act. Except to the extent governed by the United States Trademark Act of 1946 (Lanham Act, 15 U.S.C. Sections 1051 et seq.) or other federal law, this Agreement, the Franchise and the relationship of the parties shall be governed by the laws of the State of Nevada, without regard for its conflicts of laws principles.

20.9 Waiver of Punitive Damages. The parties waive to the fullest extent permitted by law any right to or claim for any punitive or exemplary damages, except punitive or exemplary damages allowed under federal statute. The parties agree that, in the event of a dispute between them, the party making a claim shall be limited to recovery of any actual damages it sustains.

20.10 Waiver of Jury Trial. Each party irrevocably waives trial by jury in any action, proceeding or counterclaim, whether at law or in equity, brought by either party.

20.12 Binding Effect. This Agreement is binding upon the parties hereto and their respective executors, administrators, heirs, assigns and successors in interest. Subject to the Franchisor's right to modify the Guide, this Agreement shall not be modified except by written agreement signed by Franchisee and the Franchisor.

20.13 Limitations of Claims. Any and all claims, except claims for monies due the Franchisor, arising out of or relating to this Agreement or the relationship among the parties hereto shall be barred unless an action or legal or arbitration proceeding is commenced within one (1) year from the date Franchisee or the Franchisor knew or should have known of the facts giving rise to such claims.

20.14 Construction. The preambles and exhibits are a part of this Agreement which, together with the Guide, constitutes the entire agreement of the parties, and there are no other oral or written understandings or agreements between the Franchisor and Franchisee relating to the subject matter of this Agreement. The term "Franchisee" as used herein is applicable to one or more persons, a corporation, limited liability company or a partnership, as the case may be, and the singular usage includes the plural and the masculine and neuter usages include the other and the feminine. The headings of the several sections and paragraphs hereof are for convenience only and do not define, limit or construe the contents of such sections or paragraphs.

ARTICLE XXI

GENERAL PROVISIONS

21.1.1 Franchisee acknowledges that he/she and each of its owners (if Franchisee is a corporation, limited liability company or partnership) and investors has read this Agreement and Franchisor's Disclosure Document and all exhibits, and that Franchisee and its owners understand and accept the terms, conditions, and covenants contained in this Agreement as being necessary to maintain Franchisor's high standards of quality and service and the uniformity of those standards at all "Mike's Master Mechanics" businesses and thereby to protect and preserve the goodwill of the Proprietary Marks and the System.

21.1.2 Franchisee and Franchisor, each agreeing on the critical practical business importance of their relationship being governed solely by written documents signed by Franchisee and Franchisor (including any concurrently executed written personal guarantees, Statement of Prospective Franchisee and/or exhibits, schedules, addenda, promissory note(s), security agreement(s) or other written documents signed by the party to be bound thereby, all of which will be deemed to be part of this Agreement for the purposes of this Section) and not wishing to create misunderstandings, confusion and possible conflict through reference to any alleged prior and/or contemporaneous oral and/or written representations, understandings, agreements or otherwise, jointly intend and agree that (i) this Agreement contains the final, complete and exclusive expression of the terms of the parties' agreement and entirely supersedes and replaces any and all prior and/or concurrent understandings, agreements, inducements, prior course(s) of dealing, representations (financial or otherwise), promises, options, rights of first refusal, guarantees, warranties (express or implied) or otherwise (whether oral or written) between Franchisee and Franchisor, (ii) no

prior and/or concurrent understandings, agreements, inducements, course(s) of dealing, representations (financial or otherwise), promises, options, rights of first refusal, guarantees, warranties (express or implied) or otherwise (whether oral or written) of any kind or nature whatsoever have been made by Franchisor or anyone else, nor have been relied upon by Franchisee nor will have any force or effect. Franchisee acknowledges and Franchisor expressly disclaims any understandings, agreements, inducements, course(s) of dealing, representations (financial or otherwise), promises, options, rights of first refusal, guarantees, warranties (express or implied) or otherwise (whether oral or written) which are not fully expressed in this Agreement.

21.1.3 Franchisee acknowledges and represents that he/she has not been promised, nor has the Franchisor or any of its representatives, employees or agents made any promises, representations and/or warranties, nor has Franchisee received or relied on any promises, representations or warranties, that (i) any payments by Franchisee are refundable at Franchisee's option, (ii) Franchisor will repurchase any rights granted hereunder (or any associated business) or will be able to assist Franchisee in any resale, (iii) Franchisee will succeed in the Franchised Business, (iv) Franchisee will achieve any particular sales, income or other levels of performance, (v) Franchisee will have any exclusive rights of any type other than as specifically set forth herein, or (vi) Franchisee will receive any level of advertising (television or otherwise), marketing assistance, site location, development or other services, operational assistance or otherwise other than as expressly set forth in this Agreement.

21.1.4 Franchisee has not received or relied on (nor has Franchisor or any of its representatives, employees or agents provided) any: sales, income or other projections of any kind or nature or any statements, representations, data, charts, tables, spreadsheets or mathematical calculations or otherwise which stated or suggested any level or range of actual or potential sales, costs, income, expenses, profits, cash flow, tax effects or otherwise, and neither Franchisor nor any of its representatives, employees or agents made, nor has Franchisee relied on, any promises, representations or warranties as to any profits Franchisee may realize in the operation of the Franchised Business, nor has Franchisee received or relied on any representations regarding any working capital or other funds necessary to reach any "break-even" or any other financial level. Franchisor is unable, and does not attempt, to predict, forecast or project future performance, revenues, profits or otherwise of any Franchised Business.

21.1.5 Franchisee acknowledges and agrees that the success of the business venture contemplated to be undertaken hereunder will be dependent upon Franchisee's personal efforts, that entry into any business enterprise is always associated with risk and that no assurance of success has been or can be given to Franchisee. Franchisee acknowledges and represents that he/she has entered into this Agreement and made an investment only after (i) had the opportunity to have this transaction and all related documents reviewed by an advisor of his/her own choosing. Franchisee acknowledges that he/she and each person signing as Franchisee has received a copy of the Franchisor's Disclosure Document with all exhibits at least fourteen (14) calendar days prior to the Franchisee's and/or any such person (a) signing any binding documents or (b) paying any sums and (c) a copy of this Agreement and all other agreements.

21.1.6 Franchisee understands that Franchisor is relying on Franchisee to bring forward in writing at this time any matters inconsistent with any of the matters set forth in this Article XXI or otherwise so that Franchisor can correct any misunderstandings and Franchisee agrees that if any of the statements or matters set forth in this Article XXI or otherwise are not true, correct and complete, Franchisee will make a written statement regarding such next to Franchisee's signature below so that Franchisor may address and resolve any such issue(s) at this time and before either party goes forward.

21.2.1 Either party may change its address for notice purposes by giving the other party written notice, as herein provided, of such change.

21.3 Gender. Reference to Franchisee as male, female, or no gender shall include male or female franchisee, general or limited partnership, joint venture, corporation, limited liability company, trust, or any other association or business entity, as relevant in the context.

21.4 Headings. Headings and captions contained herein are for convenience of reference only and shall not be taken into account in construing or interpreting this Agreement.

21.5 References. Any reference herein to any paragraph or other part of this Agreement shall be deemed to include a reference to every subordinate part and/or subparagraph thereof.

21.6 Time of the Essence. It is acknowledged and agreed by both parties that any delay in the performance of its obligations hereunder would irreparably and irrevocably injure the other party in the conduct of its business and the value of its property. The parties therefore agree that time is of the essence of this Agreement. Except as otherwise specifically permitted herein, no extension of time shall be implied, nor any delay allowed, in the timely and complete performance of all covenants herein contained.

21.7 Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered or mailed by certified mail, return receipt requested, or dispatched by overnight delivery envelope, to the respective Parties' at the following addresses unless and until a different address has been designated by written notice to the other Party:

NOTICES

Notices to Franchisor:	Mike's Master Mechanics 5833 W. Tropicana Ave. Las Vegas, NV. 89103
Notices to Franchisee:	____________________ ____________________ ____________________

Any notice sent by certified mail shall be deemed to have been given at the date and time of mailing.

ARTICLE XXII

SUBMISSION OF AGREEMENT

22.1 The submission of this Franchise Agreement to Franchisee does not itself constitute an offer to sell a franchise. This Franchise Agreement shall become effective only upon the execution thereof by Franchisor and Franchisee.

I HAVE READ THE FOREGOING AGREEMENT AND I HEREBY AGREE TO AND ACCEPT EACH AND ALL OF THE PROVISIONS.

FRANCHISOR:

MIKE'S MASTER MECHANICS	FRANCHISEE
By:____________________	By:____________________
Name:____________________	Name:____________________
Title:____________________	Title:____________________
Date:____________________	Date:____________________

Franchise Agreement Signature Page

ARTICLE XXII

SUBMISSION OF AGREEMENT

22.1 The submission of this Franchise Agreement to Franchisee does not itself constitute an offer to sell a franchise. This Franchise Agreement shall become effective only upon the execution thereof by Franchisor and Franchisee.

I HAVE READ THE FOREGOING AGREEMENT AND I HEREBY AGREE TO AND ACCEPT EACH AND ALL OF THE PROVISIONS.

FRANCHISOR:

[redacted]

By: [signature]

Name: Mike Murphy

Title: President

Date: 12/15/2009

[redacted]

By: [signature]

Name: AZ Development L.L.C

Title: owner

Date: 11-17-09

Franchise Agreement Signature Page

EXHIBIT "A"

DEVELOPMENT AREA

The Development Area shall be as follows:

____

____

____

MULTI-UNIT DEVELOPMENT SCHEDULE

Total Units ________________

Franchisee acknowledges the development schedule above in relationship to their specific "Development Area" (Territory). Furthermore, the Franchisee that he will have developed within five (5) years of the effective date of this agreement, a minimum of fifty percent (50%) of the total projected number of technicians (units) within their territory (the "Minimum Development").

MIKE'S MASTER MECHANICS

By:____________________________

Name:__________________________

Title:___________________________

AREA DEVELOPER

By:____________________________

Name:__________________________

Title:___________________________

EXHIBIT "B"

DISCLOSURE ACKNOWLEDGMENT STATEMENT

As you know, MK Automotive, Inc. (the "**Franchisor**") and you are preparing to enter into a franchise agreement (the "**Franchise Agreement**") for the establishment and operation of a Mike's Master Mechanics Business. The purpose of this Questionnaire is to determine whether any statements or promises were made to you by employees or authorized representatives of the Franchisor, or by employees or authorized representatives of a broker acting on behalf of the Franchisor ("**Broker**") that have not been authorized, or that were not disclosed in the Disclosure Document or that may be untrue, inaccurate or misleading. The Franchisor, through the use of this document, desires to ascertain (a) that the undersigned, individually and as a representative of any legal entity established to acquire the franchise rights, fully understands and comprehends that the purchase of a franchise is a business decision, complete with its associated risks, and (b) that you are not relying upon any oral statement, representations, promises or assurances during the negotiations for the purchase of the franchise which have not been authorized by Franchisor.

In the event that you are intending to purchase an existing Mike's Master Mechanics Business from an existing Franchisee, you may have received information from the transferring Franchisee, who are not employees or representatives of the Franchisor. The questions below do not apply to any communications that you had with the transferring Franchisee. Please review each of the following questions and statements carefully and provide honest and complete responses to each.

1. Are you seeking to enter into a Mike's Master Mechanics Franchise Business Agreement?

Yes X No ____

2. Have you received and personally reviewed the Franchise Agreement, Franchisor's Disclosure Document, addendums, and/or related agreements provided to you?

Yes X No ____

3. Do you understand the information contained in these Agreements, Documents, addendums, and/or related agreement provided to you?

Yes X No ____

If no, what parts of the Disclosure Document, Franchise Agreement and/or other related agreements and addendums do you not understand? (Attach additional pages, if necessary.)

____

____

____

4. Do you wish to have more time to discuss the benefits and risks of establishing and operating a Mike's Master Mechanics Business with an attorney, accountant, or other professional advisor?

Yes \ No X

5. Has any employee of a Broker or other person speaking on behalf of the Franchisor made any statement or promise concerning the actual or potential revenues, earning, expenses, profits or operating costs of any particular Mike's Master Mechanics Business operated by the Franchisor or its franchisees (or of any group of such businesses), that is contrary to or different from the information contained in the Franchise Agreement or Disclosure Document?

Yes _____ No X

6. Has any employee of a Broker or other person speaking on behalf of the Franchisor made any statement, promise or agreement concerning the advertising, marketing, training, support service or assistance that the Franchisor will furnish to you that is contrary to, or different from, the information contained in the Disclosure Document or Franchise Agreement?

Yes _____ No X

Please understand that your responses to these questions are important to us and that we will rely on them. By signing this Statement, you are representing that you have responded truthfully to the above questions. In addition you also acknowledge that:

A. You recognize and understand that business risks, which exist in connection with the purchase of any business, make the success or failure of the franchise subject to many variables, including among other things, your skills and abilities, the hours worked by you, competition, interest rates, the economy, inflation, franchise location, operation costs, lease terms and costs and the marketplace. You hereby acknowledge your awareness of and willingness to undertake these business risks.

B. You agree and state that the decision to enter into this franchise is in no manner predicated upon any oral representation, assurances, warranties, guarantees or promises made by Franchisor or any of its officers, employees or agents (including the Broker or any other broker) other than as the information contained in the Disclosure Document or Franchise Agreement?

[redacted]

A2 Development L.L.C. / Henry J. Antolacc

Name:

Signature

Owner

Title

A2 Development. LL.C

Entity Name

Franchise Agreement - Exhibit "B"

EXHIBIT "C"

CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

WHEREAS:

a. Pursuant to the terms of the Franchisee Agreement between Franchisor and Franchisee, Franchisor has granted to Franchisee the right to own and operate a "Mike's Master Mechanics" business (the Franchised Business")

b. The Franchisee will have access to the Confidential Information (as defined below) in connection with the operation of the Franchised Business,

c. As a condition to allowing Franchisee to have access to the Confidential Information, and as a material term of the Franchisee Agreement, the Franchisor requires that Franchisee enter into this Agreement;

d. Due to the nature of Franchisor's business, any use or disclosure of the Confidential Information other than in accordance with this Agreement will cause Franchisor and Franchisee substantial harm.

THEREFORE:

Both Parties' herein agree:

1. Definition of Confidential Information.

As used herein, the term "Confidential Information" shall mean certain confidential and proprietary information and trade secrets consisting of the following categories of information and knowledge developed or to be developed or acquired by Franchisor, its Affiliates and/or its Franchisees and Franchisees (the "Confidential Information"), including, without limitation: (a) distinctive methods, techniques, equipment, specification, standards, policies, procedures, information, concepts and systems relating to, and knowledge of and experience in the development, operation and franchising of the Franchised Business; and (b) marketing and promotional programs for the Franchised Business.

2. Protection of Confidential Information.

Franchisor will disclose to Franchisee the Confidential Information pursuant to the Franchisee Agreement. Franchisee acknowledges and agrees that Franchisee will not acquire any interest in or right to use the Confidential Information, except the right to use it strictly in accordance with the Franchisee Agreement, and that the use or duplication of the Confidential Information in any other business would be detrimental to Franchisor and would constitute an unfair method of competition with Franchisor and other Franchised Business owners. Franchisee acknowledges and agrees that the Confidential Information is a valuable asset of Franchisor, is proprietary, includes trade secrets of valuable asset of Franchisor, and is disclosed to Franchisee by Franchisee solely on the condition that Franchisee agrees, and Franchisee hereby does agree, that Franchisee;

(a) will not use the Confidential Information in any other business or capacity;

(b) will maintain the secrecy and confidentiality of the Confidential Information during and after the term of the Franchisee Agreement;

(c) will follow all reasonable procedures prescribed from time to time by Franchisor to prevent unauthorized use or disclosure of or access to the Confidential Information. Nothing contained herein shall be construed to prohibit Franchisee from using the Confidential Information in connection with the operation of a "Mike's Master Mechanics" business. Franchisee agrees to disclose to Franchisor any ideas, concepts, methods, techniques and products relating to the development and operation of the Franchised Business conceived or developed by Franchisee during the term of this Agreement, and Franchisor shall have a perpetual, non-exclusive and World Wide right to incorporate same in the Mike's Master System for use in all Mike's Master Mechanics businesses operated by Franchisor and its Franchisees.

3. Restrictive Covenant during Term

Franchisee acknowledges and agrees that Franchisor would be unable to protect the Confidential Information against unauthorized use or disclosure and would be unable to encourage a free exchange of ideas and information among Mike's Master Mechanics businesses if persons or entities authorized to use the Confidential Information were permitted to hold interest in or perform services for a Competitive Business. As used in this Agreement, "Competitive Business" means any enterprise that:

(a) is substantially similar to the business then engaged in by a substantial number of Mike's Master Mechanics businesses; or

(b) Franchisee further acknowledges that restrictions on his/her direct or indirect ownership of interests in a Competitive Business will not hinder Franchisee's activities in connection with Franchisee's performance of the Franchisee Agreement.

(c) Franchisee therefore agrees that during the term of the Franchisee Agreement and so long as Franchisee is a shareholder, partner, employee, officer or director of Franchisee, Franchisee shall not directly or indirectly engage in any Competitive Business. As used in this Agreement, the phrase "directly or indirectly engage in any Competitive Business" shall include, without limitation: (i) the ownership of an interest in a Competitive Business by Franchisee or his/her spouse; and (ii) the performance of services as a director, officer, manager, employee, consultant, representative, agent or otherwise for any Competitive Business by Franchisee or his/her spouse.

4. Restrictive Covenant upon Transfer Ownership

The Franchisee agrees that upon transfer, termination or expiration of ownership that the Franchisee will not directly or indirectly engage in any Competitive Business which is located in the Development Area or located within a radius of twenty-five (25) miles of any Mike's Master Mechanics Business, whether owned by Franchisor or any Franchisee or Franchisee for a period of two (2) years commencing on the effective date of such transfer.

5. Ligation

In the event of ligation, the Party or Parties' prevailing in any judicial proceeding in connection with this Agreement shall be entitled to reimbursement of their reasonable attorney fees and costs.

6. Waiver

Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right or remedy at any other time or times.

7. Severability

The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision of this Agreement and any such provision which is adjudicated to be invalid or unenforceable shall be severed from this Agreement, provided that such severance is to apply only with respect to the operation of such provisions in the particular jurisdiction in which such adjudication is made. To the extent any restriction herein is deemed unenforceable by virtue of its scope in terms of time, geography or business activity prohibited, but may be made enforceable by reducing any or all thereof, the Parties' agree that the same shall be enforced to the fullest extent permissible under the laws and public policies applied in the jurisdiction where enforcement is sought.

8. Rights of Parties' are Cumulative

The rights of the Parties' hereunder are cumulative and no exercise or enforcement by a Party hereto of any right or remedy hereunder shall preclude the exercise or enforcement by them of any other right or remedy hereunder or which they are entitled by law to enforce.

9. Benefit

9. Benefit

This Agreement shall inure to the benefit of and be binding upon the Parties' hereto and their respective successors and assigns.

10. Entire Agreement

This Agreement contains the entire agreement among the Parties'. This Agreement may not be modified or rescinded except by a written mutual consent.

11. Governing Law

This Agreement and the rights and obligations of the Parties' hereunder shall be governed by and construed in accordance with the internal laws of the State of Nevada, exclusive of such state's choice of law or conflict of law rules.

12. Counterparts.

This Agreement may be executed in counterparts and by facsimile each of which will be deemed an original.

IN WITNESS WHEREOF, the Parties' hereto have executed this Agreement as of the day and year first above written.

[redacted]

By:____________________

Name: Henry Antolak

Its: owner

Franchise Agreement - Exhibit "C"

EXHIBIT "D"

ASSIGNMENT OF TELEPHONE NUMBERS

The Franchisor has developed and owns the proprietary system ("Mike's Master System") for the operation of an automotive service and repair business under the trademark and logo "Mike's Master Mechanics" (the "Franchised Business");

The Franchisee has been granted a license to operate a Franchised Business pursuant to a Franchise Agreement. In order to operate its Franchised Business, the Franchisee shall be acquiring one or more telephone numbers, telephone listings and telephone directory advertisements; and as a condition to the execution of the Franchise Agreement, the Franchisor has required that the Franchisee assign all of its right, title and interest in its telephone numbers, telephone listings and telephone directory advertisements to the Franchisor in the event of a termination of the Franchise Agreement.

Therefore in consideration of the foregoing, the Franchisee hereby agrees to the following:

Assignment. In the event of termination of the Franchise Agreement, and in order to secure continuity and stability of the operation of the System, the Franchisee hereby assigns, transfers and conveys to the Franchisor all of its right, title and interest in and to certain telephone numbers, telephone listings and telephone directory advertisements which was used in conjunction with the its franchised business, however, such assignment shall not be effective unless and until the Franchise Agreement is terminated in accordance with terms of the Franchise Agreement.

The Franchisee hereby represents, warrants and covenants to the Franchisor that:

a. As of the effective date of the Assignment, all of the Franchisee's obligations and indebtedness for telephone, telephone listing services and telephone directory advertisement services shall be paid and current;

b. This Agreement is a legal and binding obligation of the Franchisee, enforceable in accordance with the terms hereof;

c. The Franchisee has the specific power to assign and transfer its right, title and interest in its telephone numbers, telephone listings and telephone directory advertisements, and the Franchisee has obtained all necessary consents to this Assignment.

Numbers: ____

Numbers: ____

The validity, construction and performance of this Assignment shall be governed by the laws of the State of Nevada. All agreements, covenants, representations and warranties made herein shall survive the execution hereof. All rights of the Franchisor shall inure to its benefit and to the benefit of its successors and assigns.

IN WITNESS WHEREOF, each of the parties has executed this Assignment as of the day and year first written above.

FRANCHISOR:
MIKE'S MASTER MECHANICS

FRANCHISEE:

By: [signature]
Name: mike murphy
Title: PRESIDENT

By: [signature]
Name: HENRY ANTOLAK
Title: Owner